Wells Fargo 2010 Investor Conference The vision that works Filed pursuant to Rule 433(d) Registration Statement Nos. 333-159736 333-159738

Welcome

Forward-looking statements and additional information
In accordance with the Private Securities Litigation Reform Act of 1995, we caution you that each of the presentations relating to Wells Fargo’s 2010 Investor Conference may contain forward-looking statements about our future financial performance and business. We make forward-looking statements when we use words such as “believe,”
“expect,” “anticipate,” “estimate,” “should,” “may,” “can,” “will,” “outlook,” “project” or similar expressions. Forward-looking statements in these presentations include, among others, statements about future credit quality, life-of-loan loss estimates and expected or estimated future losses in our loan portfolios, including our belief that quarterly provision expense and quarterly total credit losses have peaked and are expected to decline; reduction or mitigation of risk in our loan portfolios and the effects of loan modification programs; the amount and timing of expected integration activities, expenses and cost savings relating to the Wachovia merger, as well as expected revenue synergies and other benefits of the merger; our hedging activities relating to our mortgage banking business; and our plans, objectives, goals, targets, and strategies.
Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. Several factors could cause actual results to differ materially from expectations including: current economic and market conditions including the effects of further declines in housing prices and high unemployment rates; our capital requirements and ability to raise capital on favorable terms; the terms of capital investments or other financial assistance provided by the U.S. government; financial services reform; the extent of success in our loan modification efforts, including the effects of regulatory requirements or guidance regarding loan modifications or changes in such requirements or guidance; our ability to successfully integrate the Wachovia merger and realize the expected cost savings and other benefits and the effects of any delays or disruptions in systems conversions relating to the integration; our ability to realize efficiency initiatives to lower expenses when and in the amount expected; the adequacy of our allowance for credit losses; recognition of other-than-temporary impairment on securities held in our available-for-sale portfolio; the effect of changes in interest rates on our net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; hedging gains or losses;
disruptions in the capital markets and reduced investor demand for mortgage loans; our ability to sell more products to our customers; the effect of the economic recession on the demand for our products and services; the effect of the fall in stock market prices on fee income from our brokerage, asset and wealth management businesses; our election to provide support to our mutual funds for structured credit products they may hold; changes in the value of our venture capital investments;
changes in our accounting policies or in accounting standards or in how accounting standards are to be applied; mergers and acquisitions; federal and state regulations;
changes in credit ratings; reputational damage from negative publicity, fines, penalties and other negative consequences from regulatory violations and legal actions; the loss of checking and saving account deposits to other investments such as the stock market; and fiscal and monetary policies of the Federal Reserve Board. There is no assurance that our allowance for credit losses will be adequate to cover future credit losses or that the Wachovia loan portfolios will not have higher losses than we projected at closing, especially if credit markets, housing prices and unemployment do not continue to stabilize or improve. Increases in loan charge-offs or in the allowance for credit losses and related provision expense could materially adversely affect our financial results and condition. For more information about factors that could cause actual results to differ materially from expectations, refer to our annual, quarterly and current reports filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov, including our Quarterly Report on Form 10-Q for the period ended March 31, 2010, and our Annual Report on Form 10-K for the year ended December 31, 2009, including the discussion under “Risk Factors” in each of those reports. Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition.
Loans that were acquired from Wachovia that were considered credit impaired were written down at acquisition date in purchase accounting to an amount estimated to be collectible in accordance with FASB ASC 310-30 (formerly SOP 03-3), and the related allowance for loan losses was not carried over to Wells Fargo’s allowance. In addition, such purchased credit-impaired loans are not classified as nonaccrual or nonperforming, and are not included in loans that were contractually 90+ days past due and still accruing. Any losses on such loans are charged against the nonaccret-able difference established in purchase accounting and are not reported as charge-offs
(until such difference is fully utilized). As a result of accounting for purchased loans with evidence of credit deterioration, certain ratios of the combined company are not comparable to a portfolio that does not include purchased credit-impaired loans accounted for under FASB ASC 310–30 (SOP 03-3). In certain cases, the purchased credit-impaired loans may affect portfolio credit ratios and trends. Management believes that the presentation of information adjusted to exclude the purchased credit-
impaired loans provides useful disclosure regarding the credit quality of the non-impaired loan portfolio. Accordingly, certain of the loan balances and credit ratios in our presentations have been adjusted to exclude the purchased credit-impaired loans.
Wells Fargo has an existing shelf registration statement (including a prospectus) on file with the SEC. This communication may be deemed to relate to an offering under that registration statement. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and any offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. The issuer, any underwriter or any dealer participating in any offering will arrange to send you the prospectus if you request it by calling Wells Fargo toll free at 1-888-662-7865.

To email questions: LiveEventQ&A@wellsfargo.com

Agenda  -
May 13
Time
(Pacific)
Program Presenter
12:15-12:25 IR Welcome Bob Strickland and Jim Rowe
12:25-12:45 Strategic Overview John Stumpf
12:45-1:05 Financial Overview Howard Atkins
1:05-1:35 Card Services and Consumer Lending Kevin Rhein
1:35-2:35 Consumer Real Estate Mark Oman
Cara Heiden and Mike Heid
Franklin Codel
2:35-2:50 Break
2:50-4:40 Community Banking Carrie Tolstedt
Mike James
Laura Schulte
Lisa Stevens
4:40-5:00 Technology Avid Modjtabai
5:00-5:30 Day One Q&A Rhein, Oman, Tolstedt and Modjtabai
5:45-8:00 Dinner with Management and
Business Exhibits

Agenda  -
May 14
Time
(Pacific)
Program Presenter
7:00-7:05 Welcome Howard Atkins
7:05-9:05 Wholesale Banking Dave Hoyt
Tim Sloan
Carlos Evans
Mike Niedermeyer
Steve Ellis
9:05-10:25 Wealth, Brokerage and Retirement David Carroll
Jay Welker
Danny Ludeman
10:25-10:35 Break
10:35-11:50 Risk Management Howard Atkins
Mike Loughlin
Mike Heid
Pat Callahan
11:50-12:00 Closing Remarks John Stumpf

Video

The vision that works John Stumpf Chairman and Chief Executive Officer May 13, 2010 © 2010 Wells Fargo & Company. All rights reserved.

Wells Fargo vision
We want to satisfy all of our customers’
financial needs, help them succeed
financially, be the premier provider
of financial services in every one of
our markets, and be known as one
of America’s great companies.
“
”

John Stumpf
Chairman and Chief Executive Officer
John Stumpf became Chairman of Wells Fargo & Company in January 2010. He was
named Chief Executive Officer in June 2007, elected to Wells Fargo’s Board of
Directors in June 2006, and has been President since August 2005. A 28-year veteran of the company, he joined the former Norwest Corporation (predecessor of
Wells Fargo) in 1982 in the loan administration department and then became senior vice president and chief credit officer for Norwest Bank, N.A., Minneapolis.
He held a number of management positions at Norwest Bank Minneapolis and
Norwest Bank Minnesota before assuming responsibility for Norwest Bank Arizona in 1989.  He was named regional president for Norwest Banks in Colorado/
Arizona in 1991. From 1994 to 1998, he was regional president for Norwest Bank
Texas. During his four years in that position, he led Norwest’s acquisition of 30
Texas banks with total assets of more than $13 billion.
In 1998, with the merger of Norwest Corporation and Wells Fargo & Company, he became head of the Southwestern Banking Group (Arizona, New Mexico and
Texas). Two years later he became head of the new Western Banking Group
(Arizona, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah, Washington
and Wyoming). In 2000, he led the integration of Wells Fargo’s acquisition of the
$23 billion First Security Corporation, based in Salt Lake City. In May 2002, he was named Group EVP of Community Banking. In December 2008, he led one of the
largest mergers in history with the purchase of Wachovia.
He serves on the Board of Directors for The Clearing House, the Financial Services
Roundtable and Target Corporation. He also serves on the Board of Trustees of the
San Francisco Museum of Modern Art. A Minnesota native, he earned his bachelor’s degree in finance from St. Cloud State University, St. Cloud, Minnesota and his
MBA with an emphasis in finance from the University of Minnesota.
The vision that works  2

Achieving Superior Long- Term Financial Performance Howard Atkins Senior Executive Vice President and Chief Financial Officer May 13, 2010 © 2010 Wells Fargo & Company. All rights reserved.

Financial Overview 1 Achieving superior long-term financial performance Risk Discipline Profitable Growth Capital Strength

Financial Overview 2 Achieving superior long-term financial performance Risk Discipline Profitable Growth Capital Strength The Customer

Financial Overview 3 Long-term goals Revenue growth ~ 10% Return on assets ~ 1.50% Tier 1 common ~ 8% Achieving superior long-term financial performance

Financial Overview  4
Double-digit revenue growth
…How we get paid for providing more and better
services to our customers
10 Yr CAGR
1999-2009
WFC 17%
BAC 14%
PNC 13%
JPM 13%
USB 6%
C 2%
Wells Fargo’s 2009 results include Wachovia.

Financial Overview 5 Double-digit revenue growth ($ billions) Wells Fargo’s 2009 results include Wachovia.

Financial Overview  6
Significant opportunity to increase market
share in all key businesses
WFC market share
(approx)
Household financial assets under
management/administration
5%
Checking accounts (non-interest bearing)
12%
Loans outstanding at U.S. Commercial Banks
12%
Residential mortgage servicing
17%
Non-cash payments processing
8%
Debit card payments
12%
Insurance brokerage (among top 10 brokers)
10%
Corporate debt / equity underwriting
10%
Sources include Financial Services Roundtable Fact Book 2009 and Inside Mortgage Finance.

Financial Overview  7
Serving more communities than any other U.S. Bank
Wells Fargo Bank stores
Wachovia Bank stores
Wells Fargo Advisor offices
Wells Fargo Home Mortgage stores
As of March 31, 2010.
70 million customers
bank with Wells Fargo
(one of every three
households
)

Financial Overview  8
Distribution breadth and depth
Store Distribution
Retail banking stores 6,590
Wells Fargo advisor offices 1,359
Consumer finance stores 772
Mortgage stores 748
Insurance stores 166
Commercial loan stores 151
International stores 98
Sales Force
Platform bankers 29,000
Financial advisors
(1)
15,100
Home Mortgage consultants 10,400
(1) Series 7 brokers.
Data as of March 31, 2010.
Non-store Distribution
ATMs 12,355
Online banking customers 17.2mm

Financial Overview  9
Cross-sell growth drives revenue growth
4.84
6.48
2003 cross-sell 2008 cross-sell
$4.9
$8.2
2003 revenue 2008 revenue
CAGR = 6%
CAGR = 11%
Revenue for wholesale banking
$ billions
Cross-sell for wholesale banking
products per relationship
Wholesale banking revenue as reported in Company’s most recent annual report.

Financial Overview 10 Cross-sell = revenue growth 3.00 5.95 1998 2009 legacy Wells Fargo 4.55 6.00 2Q09 Wachovia 1Q10 legacy Wells Fargo CAGR = 6.4% Retail bank household cross-sell. 30% lift

Financial Overview  11
Return on assets
…where risk discipline, return and capital efficiency meet…
1999-2009 Avg. 2009 ROA
WFC 1.33% 0.97%
USB 1.66% 0.82%
PNC 1.31% 0.88%
BAC 0.92% 0.26%
JPM 0.68% 0.58%
C 0.70% (0.08)%

Financial Overview  12
Net interest margin
2.25%
2.05%
1.42%
1.41%
1.32%
0.66%
WFC USB JPM C Peer Avg BAC
Risk-adjusted net interest margin Net interest margin
4.27%
3.90%
3.39%
3.32% 3.32%
2.93%
WFC USB Peer Avg C JPM BAC
For the quarter ended March 31, 2010.
Peer average includes BAC, BBT, COF, C, FITB, JPM, PNC, RF, STI, and USB.
Risk-adjusted net interest margin = Net interest margin – (net charge-offs/earning assets).
Note that Wells Fargo and certain of its peers have portions of their loan portfolios that have purchased credit-impaired (PCI) loans under which losses from loan resolutions and write-downs are absorbed by the nonaccretable difference for such loans. See pages 30-32 of the Company’s first quarter earnings release for additional information regarding purchased credit-impaired loans. Wells Fargo’s charge-off rate in part reflects reduced risk in the Wachovia portfolio due to
PCI accounting performed for highest risk Wachovia loans.

Financial Overview  13
Source of our wide risk-adjusted net interest
margin: core deposit base
Data as of 1Q10; peer average includes BAC, BBT, COF, C, FITB, JPM, PNC, RF, STI, and USB.
Average costs of deposits is for total deposits.
Source: SNL from company regulatory filings.
0.37%
0.39%
0.46%
0.52%
0.66%
1.01%
WFC JPM BAC USB Peer Avg C
Average cost of deposits

250
200
150
100
50
0
Wells Fargo
Bank of America
Chase

Deposit Share of 20 Fastest Growing MSAs (3) (of top 100)

Financial Overview  14
Wells Fargo deposit base
(1) Source: SNL Financial, using FDIC data. Retail deposit data
6/30/09. Pro forma for acquisitions. Caps deposits at $500 million in a single banking store (active, closed, De Novo).
Number of MSAs with
Deposit Market Share over 15%
(¹)
Deposit Share of 100 Largest
MSAs
(2)
20%
5% 15%
224
89
46
Number of MSAs
Wells Fargo 441
Bank of America 390
JPMorganChase 243
(2)Top 100 largest MSAs based on deposits.
(3)Top 20 Fastest growing MSAs based on 2010 estimated % population growth.
Source: SNL Financial, using FDIC data. Retail deposit data 6/30/09. Pro forma for acquisitions. Caps deposits at $500 million in a single banking store (active, closed,
De Novo) and excludes credit union deposits. Population based on Census data.

Financial Overview  15
+ -
All of these
are good for
risk-
adjusted
returns over
time
Wachovia core
deposit base
Improved service =
deposit retention
Loan pricing
Balance sheet
discipline
Potential additions
to PCI accretable
yield
Run-off of non-
strategic/high-risk
consumer loans
Greater emphasis  on
commercial/
corporate lending
Reduction in
consumer finance
business
Asset growth > core
deposit growth
Structural factors affecting net interest margin

Financial Overview  16
Net charge-offs/Avg. total loans %
(1)
Source of our wide risk-adjusted net interest
margin: relatively low charge-off rate
First quarter 2010 annualized net charge-offs; peer average includes BAC, BBT, COF, C, FITB, JPM, PNC, RF, STI, and USB.
1) Note that Wells Fargo and certain of its peers have portions of their loan portfolios that have purchased credit-impaired (PCI) loans under which losses from loan resolutions and write-downs are absorbed by the nonaccretable difference for such loans. See pages 30-32 of the Company’s first quarter earnings release for additional information regarding purchased credit-impaired loans.
Wells Fargo’s charge-off rate in part reflects reduced risk in the Wachovia portfolio due to PCI accounting performed for highest risk Wachovia loans
Source: Company reports.

Financial Overview  17
WFC: Relatively low charge-off rate – why?
WFC
% of Total
Loans
Top 3 Peers
% of Total
Loans
Average Loss Rates
WFC / Top 3 Peers
Other Contributing
Factors
C&I 23% 19% 2.2% / 3.3%
Strong
underwriting
Purchase
accounting
write-downs
Significant and
successful loan
modifications
Early problem
resolution
Commercial
real estate
17% 8% 2.1% / 3.5%
1
st
/2
nd
mortgage
42% 39% 2.8% / 3.3%
Credit cards 3% 9% 10.6% /10.2%
All other 15% 25% 2.4% /3.1%
Fourth quarter 2009 annualized net charge-offs; top 3 peers include BAC, C and JPM. Source: FR Y9_C data from SNL Financial.
Note that Wells Fargo and certain of its peers have portions of their loan portfolios that have purchased credit-impaired (PCI) loans under which losses from loan resolutions and write-downs are absorbed by the nonaccretable difference for such loans. See pages 30-32 of the Company’s 1Q10 earnings release for additional information regarding purchased credit-impaired loans.
Wells Fargo’s charge-off rate in part reflects reduced risk in the Wachovia portfolio due to PCI accounting performed for highest risk Wachovia loans.

Financial Overview  18
Asset “productivity” and fee income at high
end of industry
Full year 2009; peer average includes BAC, BBT, COF, C, FITB, JPM, PNC, RF, STI, and USB.
(1) Fee income represents total noninterest income.
(2) Source: SNL.
8.09%
6.94%
6.54%
6.17%
6.09%
5.27%
WFC USB BAC Peer
Avg
JPM C
Total Revenue/Earning Assets
3.96%
3.86%
3.35%
3.10%
2.99%
2.06%
BAC WFC USB Peer
Avg
JPM C
Fee Income
(1)
/Earning Assets

Financial Overview  19
As of March 31, 2010.
Trust & Investment fees 26%
Mortgage Servicing, net 13%
Deposit services 13%
Mortgage Orig./Sales, net 11%
Card fees 8%
Merchant & other processing 5%
Trading revenue 5%
Insurance  6%
Breadth of fee-based services
26%
13%
13%
11%
8%
6%
5%
5%
4%
2%
7%
Loan Fees 4%
Operating Leases 2%
All Other 7%

Financial Overview  20
And we operate relatively efficiently
Full year 2009.
Efficiency ratio is operating expense (noninterest expense) divided by total revenue (net interest income and noninterest income).
Operating Expense/Total Revenue
61.4%
56.4%
55.8%
55.3%
52.1%
50.3%
C Peer Avg BAC WFC JPM USB

Financial Overview  21
Key expense initiatives
Complete merger consolidation/integration
Complete credit loss mitigation/problem asset
resolution
Additional focus
Rebalance health benefits
Streamline project management
Drive consistency across IT groups
Rationalize duplicative products/services
Reengineer support function processes

Financial Overview  22
9.93
7.09
0%
2%
4%
6%
8%
10%
12%
Wells Fargo’s historic capital ratios ($ of capital / RWA)
Capital now consistent with Wells Fargo’s
strong historical ratios
`02 `01 `00 `99 `98 `97
(1)
Tier 1
Capital
‘09
`07
`06 `05 `04 `08 `03
(1) Norwest only.
See the appendix for additional information on Tier 1 Common Equity ratio.
1Q10
Tier 1
Common

Financial Overview  23
Credit exposures
Charge off ratio
(1)
, 4Q09
Percent
4.6
3.7
3.9
2.7
C
BAC
JPM
WFC
Credit card concentration
(3)
Card balances/total loans, 4Q09
Percent
11
8
12
3
C
BAC
JPM
WFC
Derivatives exposures
Notional derivatives/tier 1 capital
4Q09
Multiple (x)
Cross-border risk
Foreign loans/Total loans, 4Q09
Percent
43
7
9
4
C
BAC
JPM
WFC
Liquidity
Total deposits/total liabilities
4Q09
Percent
49
50
50
73
C
BAC
JPM
WFC
Market risk
VAR, 1-day 99%, 4Q09
$ Millions
C
BAC
JPM
WFC
(2)
Across a multitude of risks, Wells Fargo
operates at less risk than our large peers
Source:  SNL and company reports.
(1) Does not include charge-offs absorbed by the nonaccretable difference for purchased credit-impaired loans.
(2) Wells Fargo’s charge-off rate in part reflects reduced risk in the Wachovia portfolio due to PCI accounting performed for highest risk Wachovia loans.
Please refer to the Company’s earnings release for additional information regarding the PCI loans.
(3) Card balances are those held on balance sheet; managed card balances / average loans was unchanged for WFC, 23% for JPM, 18% for BAC, and 24% for
C. does not provide average card balances, so estimated it as the average of Q3 and Q4 ‘09 ending balances.

Financial Overview 24 Biography

Financial Overview  25
Howard Atkins
Senior EVP and Chief Financial Officer
Howard I. Atkins, senior executive vice president and chief financial officer, is responsible for Wells Fargo’s financial management functions (including controllers, financial reporting, tax management, asset-liability management, treasury, corporate development and investor relations), its investment portfolios (including fixed income, venture capital and private equity investments) and its corporate properties functions. A 37-year veteran of the financial services industry, he joined Wells Fargo in 2001.
Formerly, he was Executive Vice President and Chief Financial Officer of
New York Life Insurance Company responsible for financial management and information technology. Before joining New York Life in 1996, he was
Chief Financial Officer at Midlantic Corporation before its merger with PNC
Bank Corp. He also spent 17 years at Chase Manhattan Bank, where he rose to Corporate Treasurer.
He is a member of the American Banker CFO Advisory Board, the Financial
Executives Institute, and the Conference Board. He also is a director of
Ingram Micro, the largest IT distributor in the world, and serves on the board of trustees for the Asian Art Museum in San Francisco. He received a
B.S. degree in mathematics from City College, New York, and his master’s degree in economics from Ohio State University.

Financial Overview 26 Appendix

Financial Overview  27
Tier 1 common equity reconciliation
Wells Fargo & Company and Subsidiaries
TIER 1 COMMON EQUITY
(1)
March 31, Dec. 31,
($ billions) 2010 2009
Total equity 118.1 $     114.4
Less: Noncontrolling interests (2.0)           (2.6)
Total Wells Fargo stockholders' equity 116.1        111.8
Less: Preferred equity (8.1)           (8.1)
Goodwill and intangible assets (other than MSRs) (37.2)         (37.7)
Applicable deferred assets 5.2             5.3
Deferred tax asset limitation -                  (1.0)
MSRs over specified limitations (1.5)           (1.6)
Cumulative other comprehensive income (4.0)           (3.0)
Other (0.3)           (0.2)
Tier 1 common equity (A) 70.2 $       65.5
Total risk-weighted assets
(2)
(B) 990.1 $     1,013.6
Tier 1 common equity to total risk-weighted assets (A)/(B) 7.09% 6.46
(1)
(2) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.
Tier 1 common equity is a non-GAAP financial measure that is used by investors, analysts and bank regulatory agencies, to assess the capital position of financial services companies. Tier 1 common equity includes total Wells Fargo stockholders' equity, less preferred equity, goodwill and intangible assets (excluding MSRs), net of related deferred taxes, adjusted for specified Tier 1 regulatory capital limitations covering deferred taxes,
MSRs, and cumulative other comprehensive income. Management reviews Tier 1 common equity along with other measures of capital as part of its financial analyses and has included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants.

Card Services and Consumer Lending Kevin Rhein Executive Vice President, Group Head May 13, 2010 © 2010 Wells Fargo & Company. All rights reserved.

Card Services and Consumer Lending 1 Business overview and market position Merger update Financial overview Core capabilities and growth opportunities Business overview and market position

Card Services and Consumer Lending 2
Consumer Credit Card
Consumer and Business Debit
Card and Prepaid Cards
Educational Financial Services
Wells Fargo Financial
Global Remittance Services
Personal Credit Management
Card Services and Consumer Lending
Loans = $103.7B
Revenue  = $12.1B
Team Members = 20,300
(Kevin Rhein)
Loans as of 3/31/2010, Revenue full year 2009.

Card Services and Consumer Lending 3
20
70
120
170
220
270
BAC WFC JPM USB PNC
0
20
40
60
80
100
120
140
160
180
JPM BAC C APX COF DHC WFC HSBA USB USAA
Card Services and Consumer Lending
Consumer
Credit Card
(Mike McCoy)
7   Largest U.S. Issuer
$15.8B loans
7.2MM cardholders
35% of legacy WFC and 15%
WB Retail banking households
have a WFC credit card
4.3MM Rewards Card holders
2,672 team members
Consumer and
Business
Debit and
Stored Value
Cards
(Ed Kadletz)
# 2 U.S. Debit Card Issuer with
$173B annual purchase volume
33MM cardholders
90% consumer DDAs have a
debit card
4.9MM Rewards Card holders
(3.3 combo, 1.6 debit only)
234 team members
Source: Nilson Report June 2009.
Market Share Loans
($ billions)
Market Share Purchase Volume
($ billions)
Savings
Source: Nilson Report June 2009.
th

Card Services and Consumer Lending 4
0
5
10
15
20
25
30
SLM WFC C JPM PNC USB DHC
2009 Pvt 2009 Govt Total
Card Services and Consumer Lending
Educational
Financial
Services
(Kirk Bare)
Private and Federal
Student Loans
2nd largest student loan
originator
$27.7B loans
$1.7B Private and $9.4B Federal
loan originations in 2009
2.4MM customers
1,164 team members
Wells Fargo
Financial
(Dave
Kvamme)
Real estate secured lending, automobile financing, consumer and private label credit cards, and commercial services to consumers and businesses
$53.3B loans ($24.7B Real estate, $14.9B Auto,
$6.2B Commercial, $7.5B Cards and other)
5.3MM customers
14,960 team members
Origination Market Share - 2009
($ billions)
Source: Student Loan Analytic Blog and the DOE.

Card Services and Consumer Lending 5
Card Services and Consumer Lending
Global
Remittance
Services
(Daniel
Ayala)
Wells Fargo ExpressSend
consumer global
remittance service available to 15 countries
in Latin America and Asia
Largest U.S. bank-managed remittance network
Remittance initiation service through
WF Stores, Customer Contact Center and Online
74 team members
Personal
Credit
Management
(Brent Vallat)
Consumer unsecured loans and lines, bank
deposit secured loans
$6.9B loans
2.1MM accounts
704 team members
% Growth 1Q10 from 1Q09
Dollars
Mexico
13%
All
Countries
20%
Transactions
Mexico
36%
All
Countries
35%

Card Services and Consumer Lending 6
$103.7B Outstanding Loans
47% Collateral Secured
Credit Cards
Real Estate Secured
Leases
Consumer - Unsecured
Auto - Direct
Auto - Indirect
Retail Sales Finance
Commercial
Card Services and Consumer Lending
loan portfolio
Period end as of 3/31/10.

Card Services and Consumer Lending 7
64%
29%
6%
Interest
Income
1% Over-limit fees
Late fees
Consumer Credit Card
Revenues
Discontinued assessing over-limit fees
February 2010
Late fees subject to reasonable and
proportionate CARD Act terms
7% of fee income from late or overlimit fees
Total CSCL
Revenues of $12.1B
Noninterest Income –
Interchange & service
fees
Noninterest Income
– Late & and other
penalty fees
Interest
Income
Relationship model less reliant on “punitive” fees,
particularly for the Credit Card Business
Interchange,
net of rewards
cost and other
value add fees
Card Services and Consumer Lending
revenue distribution
Full year 2009.

Card Services and Consumer Lending 8 Core capabilities & growth opportunities Business overview and market position Merger update Financial overview Core capabilities and growth opportunities

Card Services and Consumer Lending 9
We teach our team
members that our
success hinges on
their ability to create
Totally Engaged
Customers by…
“ Putting the
Customer at
the Center of
Everything
We Do.”
Card Services and Consumer Lending
Strategic model

Cross-sell

Integrated product positioning in partnership with the Regional Bank and other internal partners that **leverage Wells Fargo's multi-channel distribution model, customer touch points and technology platforms**

Share of Wallet-Spend

Aspire to be 'top of wallet' position whether our customers want to pay ahead (pre-paid), pay now (debit), or pay later (credit) supported by innovative tools and **value propositions around improved money management, rewards and protection**

Share of Wallet-Credit

Providing consumer credit solutions, **across a full credit spectrum**, built on a conservative and responsible lending philosophy and disciplined credit management that leverages customer relationship and internal performance attributes

Card Services and Consumer Lending 10 Core capabilities and growth opportunities

Card Services and Consumer Lending 11
Primary focus on
Wachovia sales
opportunity via
retail banking and
brokerage
households
$8.9T of personal
consumption
expenditures
remains “paper
based”
Currently less
than 15% of total
credit balances of
legacy Wells Fargo
customers in our
portfolio
Product introduction/Re-introduction
to Wachovia Households
ExpressSend Remittance Services
Credit Card Cash-Back, Home Rebate,
Secured Card products
Personal Loans and Lines
Direct Auto (purchase and refinance)
Store Referrals for EFS and Financial
Product & Feature Enhancements
Manage/Reward/Protect
- Transaction Alerts
- Card Design Studio ®
- Merchant Shopping Mall
Instant Debit Card issuance in stores
Reloadable prepaid solutions
Parent Student Loan product
Systems and Capabilities
Full spectrum lending capabilities
across multiple distribution channels
Consolidated loyalty platform
Legacy Wells Fargo Bank Sales
Platform being introduced to Wachovia
Enablers
Core capabilities and growth opportunities
Cross-sell
Share of
Wallet-
Spend
Share of
Wallet-
Credit

Card Services and Consumer Lending 12
45.2%
Core capabilities and growth opportunities
Cross-sell into Retail Banking Households
Business Line
Legacy
Wells
Fargo
Wachovia
Best in
Class
Region
Credit Card 34.9% 14.6%
Personal Credit Management (Loans) 5.2% 2.7%
Personal Credit Management (Lines) 7.5% 5.2% 16.5%
Educational Financial Services 4.5% 2.7% 13.5%
Wells Fargo Financial 6.0% 4.8% 10.6%
Cross-sell
As of March 2010.
9.0%

Compelling Value Propositions
Opportunity
Top Of Wallet
People
Process
Data
Technology
Team Member Engagement
Foundation
Differentiation

Credit Card Purchase Volume
($ millions)
17% CAGR
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
2004
2005
2006
2007
2008
2009
Legacy Wells Fargo
Wachovia

Card Services and Consumer Lending 13
Share of
Wallet-
Spend
0
20,000
40,000
60,000
80,000
100,000
120,000
140,000
160,000
180,000
200,000
2005 2006 2007 2008 2009
Legacy Wells Fargo Wachovia
11% CAGR
Core capabilities and growth opportunities
Debit Card Purchase Volume
($ millions)

Card Services and Consumer Lending 14
Reward Cards have significantly higher
cardholder engagement
Open Accounts with Rewards % $ POS on Rewards Card to Total
0
500,000
1,000,000
1,500,000
2,000,000
2,500,000
3,000,000
3,500,000
2005 2006 2007 2008 2009
Combo Credit Only Debit Only Cash Back and Home Rebate

Card Services and Consumer Lending 15
Debit Consumer Debit Small Business Consumer Card
No Rewards With Rewards
36.7% lift
27.3% lift
184.2% lift
Rewards Cards have higher activation rates
Legacy WFC
Activation Rate – March 2010

Card Services and Consumer Lending 16
Debit Consumer Debit Small Business
No Rewards With Rewards
No Rewards With Rewards
No Rewards With Rewards
No Rewards With Rewards
Credit Card Revolving Balance, March 2010
Credit Card Annualized
Attrition Rate, March 2010
Credit Card Average Transactions
per Active Account, March 2010
+ 53.7%
+ 75.5%
+ 29.5%
+ 68.4%
- 52.4%
Reward Cards have significantly higher spend,
balances and lower attrition
Legacy Wells Fargo Debit Card Average
Transactions per Active DDA, March 2010

Card Services and Consumer Lending 17
Core capabilities and growth opportunities
December 2009
Reinforces our cross-sell opportunity and strategy
Expansion of our full spectrum (super-prime to non-prime)
relationship based underwriting capabilities across our
distribution channels:
- Direct auto (purchase, re-finance and cash-out) in the
Regional Bank
- Non-prime credit cards in the Regional Bank
- Prime credit cards in Wells Fargo Financial distribution channels
85% + of our customers’
consumer credit balances listed at
the credit bureau (credit card,
student loans, auto and other
consumer loans) are with our
competitors
Share of
Wallet-
Credit

Card Services and Consumer Lending 18
Growth in enrollment and the
cost of higher education
- 4.7MM Legacy Wells Fargo
households with children 13 to
18 years old will be source of
future opportunity
Home Equity and other financing
sources - more limited
Wells Fargo strongly positioned
and rapidly gaining share
- Private loan opportunity estimated
at $16B to $30B
Competitors exited or weakened -
losing share
Source: Trends in Student Aid 2009, published by College Board.
Engines for Growth
Growth in Stafford, PLUS and Nonfederal Loan
Dollars in Constant (2008) Dollars
($ billions)
Student Lending
25
35
45
55
65
75
85
95

Card Services and Consumer Lending 19
Wells Fargo Relationship-based issuing model will continue to focus on driving revenue by providing cardholder value with reduced incidence of punitive fees
Continue to focus on being top of wallet whether customer wants to pay now, pay later or pay ahead by promoting relationship value and rewarding customers for their spend and relationship with Wells Fargo
Modified Personal Line of Credit Product not subject to CARD Act APR pricing conditions
Under 21 co-borrower –
benefits of store cross-sell model and
Educational Finance Business co-signor requirements
Positioning for growth in changing
regulatory environment
Card Act
SAFRA
Will cease originating new government insured student loans
effective July 1, 2010
Focus on Private Student Loan market including introduction of Parent
Private Educational Loan
Additional focus on leveraging Wells Fargo household cross-sell opportunity and store referrals. Cost of college education highlights need for private funding

Card Services and Consumer Lending 20 Financial overview Business overview and market position Merger update Financial overview Core capabilities and growth opportunities

Card Services and Consumer Lending 21
Double digit revenue growth achieved in many
Card Services and Consumer Lending Businesses
Line of Business CAGR
2004-2009
(1)
Debit Card and Prepaid 11%
Credit Card 14%
Educational Financial Services 13%
Personal Credit Management 12%
Global Remittance Services 69%
Wells Fargo Financial 5%
(1) Legacy Wells Fargo for all periods.

Millions Average Balance
18,000
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
2004
2005
2006
2007
2008
2009
Legacy Wells Fargo
Wachovia

Billions Average Balance

Millions Average Balance

($ billions)

Card Services and Consumer Lending 22
0.0
2.0
4.0
6.0
8.0
10.0
12.0
2005 2006 2007 2008 2009
Legacy Wells Fargo Wachovia
0
1
2
3
4
5
6
7
8
9
2004 2005 2006 2007 2008 2009
Legacy Wells Fargo Wachovia
0
10,000
20,000
30,000
40,000
50,000
60,000
70,000
80,000
2004 2005 2006 2007 2008 2009
Wells Fargo
11% CAGR
Personal Credit Management
Loan growth slowed due to tightening actions
in ’08 and ’09
Wells Fargo Financial Education Financial Services - Disbursements
Consumer Credit Card
14% CAGR - Legacy WF
18% CAGR – including Wachovia
5% CAGR - Legacy WF
8% CAGR – including Wachovia
9% CAGR - Legacy WF
27% CAGR – including Wachovia

6.0%
5.5%
5.0%
4.5%
4.0%
3.5%
3.0%
4Q08
4Q09
1Q10
Legacy Wells Fargo
Wachovia
Wells Fargo Financial

2.8%
2.6%
2.4%
2.2%
2.0%
1.8%
1.6%
1.4%
1.2%
1.0%
4Q08
4Q09
1Q10

1.8%
1.7%
1.6%
1.5%
1.4%
1.3%
1.2%
1.1%
1.0%
4Q08
4Q09
1Q10

Card Services and Consumer Lending 23
Credit Trends – 60 day + delinquency rates
believed to have peaked
Credit Card
(3 Month Moving Average)
Wells Fargo Financial Auto
(3 Month Moving Average)
PCM
(3 Month Moving Average)
Includes indirect liquidating and new
business portfolios

While Wells Fargo Financial's Real Estate portfolio has deteriorated relative to historic performance and pricing expectations, **Wells Fargo Financial has outperformed** the **non-prime industry**

Industry Comparison
90 Plus Delinquency Rate
35%
30%
25%
20%
15%
10%
5%
0%
% of Units
Jan-04
Jul-04
Jan-05
Jul-05
Jan-06
Jul-06
Jan-07
Jul-07
Jan-08
Jul-08
Jan-09
Jul-09
Jan-10
WFF
Subprime Industry

Industry Comparison
Foreclosure Rate
12%
10%
8%
6%
4%
2%
0%
% of Units
Jan-04
Jul-04
Jan-05
Jul-05
Jan-06
Jul-06
Jan-07
Jul-07
Jan-08
Jul-08
Jan-09
Jul-09
Jan-10
WFF
Subprime Industry

Credit Trends Subprime Industry Source = Loan Performance Securities Database (B/C Paper). Card Services and Consumer Lending 24

Card Services and Consumer Lending 25 Merger update Business overview and market position Merger update Financial overview Core capabilities and growth opportunities

Card Services and Consumer Lending 26
Merger update
Legacy Wachovia Consumer Credit Card Portfolio and the Credit and
Debit Card Rewards Programs were successfully converted
the weekend of April 10
- All Wachovia channels are now promoting Wells Fargo Credit Card solutions and the Wells Fargo Rewards Programs
Educational Financial Services is in the process of completing the conversion of Wachovia Private Loans from third party servicers to in-house systems
- Student loan referral processes have been implemented in Wachovia stores
Debit Card’s conversion schedule mirrors the Regional Banking conversion schedule
Personal Line and Loan Portfolios are scheduled for conversion in
June/July
- Wachovia stores now offering PCM loan products

Card Services and Consumer Lending 27
Conclusion
Momentum in Card Services and Consumer Lending businesses due to:
- Strong record of double digit revenue growth
- Opportunity for continued revenue growth from Wachovia acquisition
In addition to household growth we have a significant opportunity to earn more business from our customers who have balances/spending elsewhere
Our customer-centric model works because we support our channel distribution partners with their cross-sell efforts
We believe that based on current economic conditions and forecasts that quarterly credit losses have peaked for the Card Services and
Consumer Lending total loan portfolio.
Impact of new legislation/regulation is manageable as we remain focused on operating in the ‘new normal’

Card Services and Consumer Lending 28 Biographies

Card Services and Consumer Lending 29
Kevin Rhein
Executive Vice President, Group Head
32-year financial services veteran … Consumer
Finance, Mortgage Banking, Retail Banking,
Corporate Trust, Cards … spent extensive time
in both Staff and Line Positions
15 years Wells Fargo, 15 years Citibank
Bachelors Degree in Psychology (University of
Illinois) and MBA (University of Chicago)
Board Memberships: Federal Reserve Consumer
Advisory Council, UNCF, Center for Financial
Services Innovation, First Children’s Finance

Card Services and Consumer Lending 30
Dave Kvamme
Executive Vice President, Wells Fargo Financial
Responsible for Wells Fargo Financial’s many
lines of business
Over 25 years with Wells Fargo in multiple
positions
Earned BA in business administration from Seattle
Pacific University
Active in annual Community Support Campaign
Board member American Financial Services
Association

Card Services and Consumer Lending 31
Ed Kadletz
Executive Vice President, Debit & Stored Value products
Leads consumer, small business and prepaid debit
card programs
Over 27 years in banking and financial services
industry
18 years in debit cards
MBA earned from the University of St. Thomas
and BS from Marquette University

Card Services and Consumer Lending 32
Mike McCoy
Executive Vice President, Consumer Credit Card
Responsible for the Consumer Credit Card
Business
8 years with Wells Fargo, also worked at ING
and American Express
Missouri State University graduate
Founding member of the Central Iowa Diversity
Council, Board of Directors United Way of
Central Iowa, Board of Directors Students
In Free Enterprise

Consumer Real Estate
Mark Oman
Senior Executive Vice President
Cara Heiden
Co-President, Wells Fargo Home Mortgage
Mike Heid
Co-President, Wells Fargo Home Mortgage
Franklin Codel
Executive Vice President, Finance, Wells Fargo Home Mortgage
May 13, 2010
© 2010 Wells Fargo & Company. All rights reserved.

Consumer Real Estate 1 Consumer Real Estate overview Wachovia Pick-a-Pay portfolio Wells Fargo Home Mortgage overview Consumer Real Estate overview

Consumer Real Estate 2
32,200 team members
$119 billion in assets
8.6 million loans
#1 rank in originations
–
23.5% market share
#2 rank in servicing
–
16.7% market share
1,700 team members
$82 billion in assets
0.4 million loans
Wells Fargo Home Mortgage
Heiden/Heid
Wachovia Pick-a-Pay Portfolio
Heid/Codel
Oman
33,900 team members
$201 billion in assets
$21 billion in deposits
9 million loans
Consumer Real Estate
Size and scope
Period-end balances/data as of March 31, 2010.
Source: Inside Mortgage Finance – 12/31/09.

Consumer Real Estate 3
0%
5%
10%
15%
20%
25%
1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009
Oman
Consumer Real Estate
Origination market share growth
Source: Inside Mortgage Finance; includes originations from Home Equity and Wells Fargo Financial; excludes co-issue.

Consumer Real Estate 4
0%
5%
10%
15%
20%
25%
1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009
Oman
Consumer Real Estate
Origination market share growth
Heid
Source: Inside Mortgage Finance; includes originations from Home Equity and Wells Fargo Financial; excludes co-issue.

Consumer Real Estate 5
0%
5%
10%
15%
20%
25%
1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009
Oman
Consumer Real Estate
Origination market share growth
Heid Heiden
Source: Inside Mortgage Finance; includes originations from Home Equity and Wells Fargo Financial; excludes co-issue.

Consumer Real Estate 6
0%
5%
10%
15%
20%
25%
1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009
Oman
Consumer Real Estate
Origination market share growth
Codel Heid Heiden
Source: Inside Mortgage Finance; includes originations from Home Equity and Wells Fargo Financial; excludes co-issue.

Consumer Real Estate 7
0%
5%
10%
15%
20%
25%
1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009
Oman
Consumer Real Estate
Origination market share growth
Wells Fargo
Merger
Heid Heiden Codel
Source: Inside Mortgage Finance; includes originations from Home Equity and Wells Fargo Financial; excludes co-issue.

Consumer Real Estate 8
Oman
Consumer Real Estate
Origination market share growth
Wells Fargo
Merger
23.5%
Heid Heiden
0%
5%
10%
15%
20%
25%
1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009
Codel
Source: Inside Mortgage Finance; includes originations from Home Equity and Wells Fargo Financial; excludes co-issue.

Consumer Real Estate 9
$0
$200
$400
$600
$800
$1,000
$1,200
$1,400
$1,600
$1,800
1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009
($ billions)
Consumer Real Estate
Home Mortgage owned servicing portfolio
$1,637
Note: Excludes Wells Fargo Financial and Home Equity portfolios.
Oman
Wells Fargo
Merger
Heid Heiden Codel

Consumer Real Estate 10
Consumer Real Estate
Why we like the mortgage business
Customer Value Stream
Serves a fundamental customer need
Large source of new, high-value households
Cross-sell opportunity, with mortgage as one of our
cornerstone products
Leverage Wells Fargo brand, distribution, customer base
and financial strength
Earnings Stream
Significant earnings power / growth
Natural business offsets – origination and servicing

Consumer Real Estate 11
WFHM has been profitable every year since 1988
as we have grown the business through:
- Wide range of rate cycles
- Wide range of credit cycles
Strong returns
(1)
over 20 years, 1990-2009
- Lowest ROE year    8%
- Only three years with ROE below 15%
- Weighted average ROE 23%
Consumer Real Estate
Wells Fargo Home Mortgage profitability
(1) Calculated for WFHM with 7% equity.
WFHM = Wells Fargo Home Mortgage.

Consumer Real Estate 12
Consumer Real Estate
Our unique capabilities
Consistent balance in our business model – Origination and Servicing
Consistent focus on retail as the point-of-sale high ground
Strong retail sales culture / consumer marketing skills
Quality focus – customers and investors
Excellence in risk management – interest rate and credit risk
Effective management of scale and operational capacity
Strong science – effectively applied
Strong management team
To be successful long-term in the mortgage business requires consistency and discipline

Consumer Real Estate 13
Consumer Real Estate
Growth opportunities
Continued market share growth
- Retail mortgage origination market remains fragmented
Customer cross-sell opportunities are substantial
- Bank Mortgage
- Mortgage Bank
Investing in the business to improve distribution,
operational efficiency, cost and control
Future growth opportunities are significant

Consumer Real Estate 14
Consumer Real Estate
Portrait of a survivor
Drivers of success from 12 years ago remain the same today!
Source: Norwest Investor Day, May 1998.
Large Servicers with Multi-Channel Production Capacity
and Strong Retail
Access to Capital
Superior Risk Management Skills
Low Cost Driven By Scale and Technology
Strong Consumer Marketing Skills
Talented People
Consolidation Will Continue
Portrait of Survivors

Consumer Real Estate 15
Consumer Real Estate
Industry fallout and consolidation – 2006 top lenders
No longer in
business
Remaining Top
Lender
Of the top 25 lenders in 2006, only 8 remain in 2009
Source: Inside Mortgage Finance.
Rank Top Lenders in 2006
1 Countrywide
2 Wells Fargo
3 WaMu
4 Citi
5 Chase
6 Bank of America
7 Wachovia
8 ResCap
9 IndyMac
10 GMAC Residential
11 EMC / Bear Stearns
12 New Century
13 American Home
14 SunTrust
15 HSBC
16 National City
17 PHH
18 ABN / Amro
19 Greenpoint / Capital One
20 Aurora / Lehman
21 WMC / GE
22 Fremont General
23 First Horizon
24 First Magnus
25 Mortgage IT

Consumer Real Estate 16
Consumer Real Estate
Industry consolidation
Combined Share Top 5 Servicers Combined Share Top 5 Originators
We predicted industry consolidation and positioned
ourselves to benefit from it
Source: Inside Mortgage Finance.
21%
62%
1997 2009
20%
60%
1997 2009

25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
3.6%
4.5%
8.6%
21.6%
23.5%
GMAC
Citi
Chase
BofA

25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
3.2%
6.7%
13.0%
16.7%
20.1%
GMAC
Citi
Chase
BofA

Consumer Real Estate 17
Consumer Real Estate
Top 5 mortgage originators and servicers in 2009
Share of Top 5 Originators in 2009
Share of Top 5 Servicers in 2009
The Top 5 originators and servicers are dominated
by bank holding companies
Source: Inside Mortgage Finance.

Consumer Real Estate 18
1.4%
1.7%
3.3%
10.5%
12.9%
0.0%
2.0%
4.0%
6.0%
8.0%
10.0%
12.0%
14.0%
Quicken
Loans
PHH Chase Bank of
America
Consumer Real Estate
Top 5 retail originators in 2009
Retail origination business remains fragmented
Combined Retail share of Top 5 is 30%
Source: Inside Mortgage Finance.

Consumer Real Estate 19
14%
20%
25%
53%
78%
0%
25%
50%
75%
100%
GMAC Citi Chase Bank of
America
3%
7%
13%
20%
17%
1%
3%
11%
13%
0%
5%
10%
15%
20%
25%
GMAC Citi Chase Bank of
America
Servicing Share
Retail Origination Share
Consumer Real Estate
The Retail advantage
Retail Origination Share / Servicing
Share Ratio in 2009
Top 5 Originators and Servicers
in 2009
Our retail origination share positions us well with a natural business hedge, enabling us to retain refinancing customers
<1%
Source: Inside Mortgage Finance.

Consumer Real Estate 20
Consumer Real Estate
Natural business hedge
$0
$10
$20
$30
$40
$50
$60
$70
Origination Volume
(1)
Payoffs
($ billions)
Funding-to-payoff relationship is important in our business model;
maintaining the appropriate balance is key to providing desired natural business hedge
Monthly fundings and payoffs
Servicing
Portfolio
$368B
Servicing
Portfolio
$1,637B
2000
2002
2001 2003 2004 2005 2006
2007
2008
2009
(1) Excludes co-issue for origination volume.

Consumer Real Estate 21
Consumer Real Estate
MSR risk management approach
We manage the MSR risk within our mortgage business unit,
which is unique among our peers
Provides the best connection between business experience,
information & insights, and MSR asset valuation assumptions
Provides the best connection to consider the “natural business hedge” from originations into the hedging strategy
Maximizes the natural cross hedge opportunity between the
pipeline/warehouse and MSR positions
Strong governance and corporate involvement / oversight
The MSR hedge will be covered separately tomorrow
MSR = Mortgage Servicing Rights.

Consumer Real Estate 22
Consumer Real Estate
Market place opportunities
Well positioned for the future
Market share
Efficiency
Cross sell
- Wallet share opportunity
If Wells Fargo had 100% of our existing
customer’s current
mortgage business – we would
double
double the size of our
mortgage business

Consumer Real Estate 23
Wells Fargo Home
Mortgage Overview
Cara Heiden, Co-President, WFHM
Mike Heid, Co-President, WFHM
Consumer Real Estate
overview
Wachovia Pick-a-Pay
portfolio
Wells Fargo Home Mortgage
overview

Consumer Real Estate 24 Investors Wells Fargo Home Mortgage Consumers Wells Fargo Home Mortgage Mortgage business model We maintain respect for our Mortgage Banking Model

Consumer Real Estate 25
Investors
Wells Fargo
Home Mortgage
Consumers
Wells Fargo Home Mortgage
Mortgage business model
Origination Revenues
Origination fees
Gain on sale, including
capitalized MSR
Mortgage held for sale net
interest margin
Servicing Revenues
Servicing fees, net
of MSR amortization
Net hedge results
Origination
Transaction Business
Servicing
Annuity Business
We maintain respect for our Mortgage Banking Model

Customer Retention
Sourcing
Deepening the Relationship
Quality Servicing

Consumer Real Estate 26
Wells Fargo Home Mortgage
Customer cycle
Servicing
Portfolio
WFHM New Retail
Customers
WFHM New
Wholesale and
Correspondent
Customers
WF
Banks
WF
Advisors
WFHM
Other WF
Businesses

Consumer Real Estate 27
Wells Fargo Home Mortgage
Market position strength
Our market position is strong because we have
competed with time-tested fundamentals:
Adherence to our long-lived Responsible Lending and
Servicing Principles, published in 2004
A long-standing strategy of Controlled, Profitable, Market
Share Growth by building lasting relationships with customers and clients
A deep understanding of the mortgage banking model and
the capabilities that are key to success
Strong and visible leadership in the housing industry
Wells Fargo Home Mortgage is an industry leader, competing
successfully in an ever-changing and volatile landscape

25%
20%
15%
10%
5%
0%
Market Share Percentage
1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009

Consumer Real Estate 28
Wells Fargo Home Mortgage
Origination market share growth
Our ability to capitalize on the market opportunity has driven significant market share growth
Market share forgone
when industry didn’t
adhere to responsible
lending principles
23.5%
Source: Inside Mortgage Finance; includes originations from Home Equity and Wells Fargo Financial; excludes co-issue.

Consumer Real Estate 29
Wells Fargo Home Mortgage
Product mix –
2006
Industry
52%
77%
Wells Fargo has traditionally maintained a higher mix of prime conventional and government loans than the overall industry, especially during the expanded credit era
34%
11%
Home Equity
Alt-A
Non-prime
Jumbo
Conv/Conforming
FHA/VA
11% Alt-
A and
non-
prime vs.
Industry’s
34%
77% prime
conventional
and
government
vs.
Industry’s
52%
Source: Inside Mortgage Finance; excludes co-issue.

Consumer Real Estate 30
7.07%
8.72%
9.01%
11.48%
9.28%
3.17%
3.28%
3.04%
0%
2%
4%
6%
8%
10%
12%
14%
16%
Citi Chase Bank of America Industry -
Large Servicer
($7.0 Trillion)
Foreclosure Rate
Delinquency Rate
Wells Fargo Home Mortgage
Delinquency & foreclosure overview at December 31, 2009
Our quality of origination and servicing businesses has enabled our residential loan servicing portfolio to perform much better than major competitors
8.96%
12.31%
14.76%
12.18%
10.46%
Source: Inside Mortgage Finance Large Servicer Delinquency Report; includes Wells Fargo owned loan portfolios including Pick-a-Pay,
Wells Fargo Financial, and Home Equity.
1.89%
1.74%

Consumer Real Estate 31
Wells Fargo Home Mortgage
Leading with focus on Controlled, Profitable, Market Share Growth
Driving Controlled, Profitable,
Market Share Growth by building
lasting relationships with
customers and clients

Consumer Real Estate 32 Wells Fargo Home Mortgage - Originations

Consumer Real Estate 33 Retail Wells Fargo Home Mortgage – Originations Market position – 2009 Wholesale Correspondent Wells Fargo Home Mortgage Distribution Channels

Consumer Real Estate 34
Retail
#1 wholesale
lender
$44 billion in
funding volume
11% of WFHM
volume
#2 correspondent
lender
$148 billion in
funding volume
36% of WFHM
volume
#1 retail lender
$217 billion in
funding volume
53% of WFHM
volume
Wells Fargo Home Mortgage – Originations
Market position –
2009
Wholesale Correspondent
Wells Fargo Home Mortgage Distribution Channels
Source: Inside Mortgage Finance; excludes Wells Fargo Financial and Home Equity funding volume.

Consumer Real Estate 35
Retail
Direct-to-consumer
50 states
8,500 sales locations
10,400 Home Mortgage Consultants (HMCs)
Distributed Retail
- Referral relationships with bankers, advisors, Realtors and builders
- Joint ventures
Centralized platform
- Corporate relocation
- Existing customers
- Internet leads and telesales
Wells Fargo Home Mortgage – Originations
Distribution channels
Wells Fargo Home Mortgage Distribution Channels

Consumer Real Estate 36
Retail
Sources loan applications through 8,000
WFHM approved mortgage brokers
Processed and underwritten by WFHM
Closed in Wells Fargo name
Wells Fargo Home Mortgage – Originations
Distribution channels
Wells Fargo Home Mortgage Distribution Channels
Direct-to-consumer
50 states
8,500 sales locations
10,400 HMCs
Distributed Retail
Centralized platform
Wholesale

Consumer Real Estate 37
Retail
Purchases closed
loans from 850
WFHM approved
correspondent clients
Adheres to WFHM
and investor
requirements
Wells Fargo Home Mortgage – Originations
Distribution channels
Wells Fargo Home Mortgage Distribution Channels
Wholesale
Correspondent
Sources loan
applications through
8,000 WFHM
approved mortgage
brokers and closed
in WFHM name
Direct-to-consumer
50 states
8,500 sales locations
10,400 HMCs
Distributed Retail
Centralized Platform

Consumer Real Estate 38
Retail
Point of sale high ground
Control customer experience
Best early opportunity for cross-sell, relationship development
Wider profit margins
Credit quality is better
Best natural hedge for the servicing portfolio
Wells Fargo Home Mortgage – Originations
Why we like the distribution channels
Wells Fargo Home Mortgage Distribution Channels

Consumer Real Estate 39
Retail
Source of new homeowning households
Builds scale and leverages expertise
Attractive returns - part of our natural
business hedge
Wells Fargo Home Mortgage – Originations
Why we like the distribution channels
Wells Fargo Home Mortgage Distribution Channels
Point of sale high
ground
Control customer
experience
Best early opportunity
for cross-sell,
relationship
development
Wider profit margins
Credit quality is
better
Best natural hedge for
the servicing portfolio
Wholesale
Correspondent

Consumer Real Estate 40 Wells Fargo Home Mortgage – Retail Originations

Consumer Real Estate 41 Bank locations Mortgage locations Wells Fargo Home Mortgage – Retail Originations 8,500 sales locations in all 50 states

Wells Fargo Home Mortgage – Retail Originations
Retail origination ranking by state
#1 Rank
#2 Rank
#3 Rank
#4+ Rank
DC
Sources: 4Q09 Marketrac-First American Core Logic as of 04/14/10 – no coverage in SD & VT.
2008 HMDA Home Purchase Loans – origination rankings for SD & VT only.
Consumer Real Estate 42
Wells Fargo #1, #2 or #3 in 48 States & D.C.

Direct Production Margin (basis points)
Origination Market Opportunity
Retail
Wholesale
Correspondent

Wells Fargo Home Mortgage – Retail Originations
Retail origination profitability
Retail margins are stronger than those of wholesale / correspondent businesses across all rate cycles
Low
High
Low refinance / flatter yield
curve rate environment
(2005, 2006, 2007)
Balanced market
environment
(2000, 2004, 2008)
High refinance / steeper yield
curve rate environment
(2001, 2002, 2003, 2009)
0 0
Consumer Real Estate 43

Direct Retail Origination Expense
$0
$10
$20
$30
$40
$50
$60
$70
$80

Consumer Real Estate 44
Wells Fargo Home Mortgage – Retail Originations
Managing retail origination capacity
Quarterly Direct Retail Origination Expense: 2000-2010
Quarterly Retail Origination Volume ($ billions)
WFHM has efficiently managed direct origination expenses across all rate cycles and origination environments

Fulfillment FTEs
12,000
10,000
8,000
6,000
4,000
2,000
0
Mar-08
Jun-08
Sep-08
Dec-08
Mar-09
Jun-09
Sep-09
Dec-09
Mar-10

Consumer Real Estate 45

Wells Fargo Home Mortgage – Retail Originations Managing retail origination capacity WFHM has effectively managed retail origination capacity across all rate cycles Added 6,300 FTEs Reduced 2,800 FTEs

Expenses ($ millions)
Quarterly Funding Volume ($ billions)
$80
$70
$60
$50
$40
$30
$20
$10
$0
Mar-08
Jun-08
Sep-08
Dec-08
Mar-09
Jun-09
Sep-09
Dec-09
Mar-10
Fixed Expenses
Variable Expenses
Funding Volume

Consumer Real Estate 46 Wells Fargo Home Mortgage – Retail Originations Managing retail origination capacity We cost-efficiently ramp up or down origination capacity by leveraging variable expenses 0

Consumer Real Estate 47
Wells Fargo Home Mortgage – Retail Originations
Market Share opportunities by Wells Fargo customer segments
Our retail origination business strategically captures market share by executing strategies per customer segment
Retail
Market Share
12.9%
5.5%
14.7%
48.7%
Customer Segments
WFHM Mortgage
Customers
WF Retail Banking Relationships
Other WF Relationships /
External Market
Total Retail Mortgage Origination
Market Share

Consumer Real Estate 48
During 1Q10, 73% of our Retail customers returned to Wells
Fargo for their refinance needs
Recaptured Refinance
Customers
Customer Retention - Retail
73%
25%
Wells Fargo Home Mortgage – Retail Originations
Customer retention of WFHM retail customers
Recaptured Purchase
Customers
Our retail origination business has been very successful serving our customers’ mortgage financing needs

Consumer Real Estate 49
Wells Fargo Home Mortgage – Retail Originations
Achieving operational excellence – ongoing investment
Operational excellence is enabled by:
Common Opportunity, Results & Experience (CORE)
–
our new,
integrated loan production system for sales and fulfillment is currently being deployed to all states and products
Web enabled
Paperless
Workflow management
Embedded controls
Ease of change and training
Enables scalability
Balancing workload nationwide

Consumer Real Estate 50 Wells Fargo Home Mortgage – Secondary Markets

Consumer Real Estate 51
Sophisticated secondary market capabilities
- Sales execution including specified pooling
- Efficient delivery and clearing process
- Depth of product and market participation
Access to a wealth of data
Marketplace power
- 27% of new Freddie Mac MBS issuance – #1 rank
- 20% of new Fannie Mae MBS issuance – #2 rank
- 26% of new Ginnie Mae MBS issuance – #2 rank
Wells Fargo Home Mortgage – Secondary Markets
Secondary market expertise supports all channels
Source: Inside Mortgage Finance.

Consumer Real Estate 52 Wells Fargo Home Mortgage – Servicing

Consumer Real Estate 53
Source of customers for Retail production recapture
Opportunity to cross sell customers
Economies of scale business
Attractive returns
- MSR has a natural self-funding feature – escrow balances and deferred tax liability normally more than finances the
servicing asset
- Currently generates $4 billion annually of positive cash flow
Provides natural business model offset to variability
in origination profitability across rate cycles
Wells Fargo Home Mortgage
–
Servicing
Why we like the servicing business
Our servicing business is an integral part of our business model

Consumer Real Estate 54
$0
$200
$400
$600
$800
$1,000
$1,200
$1,400
$1,600
$1,800
1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009
$1,636,651,362,199.42
Outstanding principal balance at December 31, 2009
Consistent growth through all rate and business cycles
Wells Fargo Home Mortgage
–
Servicing
Owned servicing portfolio growth – outstanding principal balance
($ billions)
$1,637
Note: Excludes Wells Fargo Financial and Home Equity portfolios.

Consumer Real Estate 55
Private/Other
Wells Fargo
FNMA/FHLMC/GNMA
Wells Fargo Home Mortgage
–
Servicing
Owned servicing portfolio breakdown
86% of the servicing portfolio is composed of loans serviced for others
$1,637 billion
Note: Excludes Wells Fargo Financial and Home Equity portfolios.

Consumer Real Estate 56
To be successful, you need to be expert at:
Default management
Customer service
Operations management
MSR interest rate risk management
Wells Fargo Home Mortgage
–
Servicing
Keys to success in the servicing business
The servicing business comes with challenges

Consumer Real Estate 57
523,336 active trial and completed modifications from January 2009 to March 2010
Fewer than 2% of the loans secured by owner-occupied homes and serviced by Wells Fargo have proceeded to foreclosure sale in the last
12 months
Initiated or completed three modifications for every one foreclosure sale on owner-occupied properties from October 2009 through March 2010
Wells Fargo Home Mortgage – Servicing
Loan modification activity
FHA/VA
Modifications
All Other
Proprietary
Modification
Programs
Pick-a-Pay
Modifications
HAMP Modifications
Represents active trial and completed modifications as of March 31, 2010.

Consumer Real Estate 58 Wells Fargo Home Mortgage – Customer Value Stream

Consumer Real Estate 59
Wells Fargo Home Mortgage – Customer Value Stream
Mortgage drives a substantial customer opportunity for WFC
The “Customer Value Stream”:
Winning new customers for Wells Fargo – valuable
“homeowning customers”
Deepening the WFC relationship with them through
cross sell – mortgages to bank customers and bank
products to mortgage customers
Retaining those customers for long-term
shareholder value

Consumer Real Estate 60
Percentage of new Homeowning Households brought to
WFC by Mortgage, Checking and all other Business Lines
Wells Fargo Home Mortgage is a “Top 2” generator of new
“homeowning” households for Wells Fargo – along with checking
Checking Account  43%
Mortgage
20%
Other 6%
Insurance 1%
Brokerage 9%
Savings 4%
WF
Financial
9%
Wells Fargo Home Mortgage – Customer Value Stream
Winning Customers for Wells Fargo
Student Loan 2%
Personal/PCS/HE Loans/Lines 6%

Year-End Snapshot of Servicing Customers and Cross Sold Products

(millions)
25
20
15
10
5
0
2003
2004
2005
2006
2007
2008
2009
Servicing Mortgage Accounts
Total Cross Sold Products Excluding First Mortgage

Consumer Real Estate 61 Wells Fargo Home Mortgage – Customer Value Stream Cross-sell opportunities Wells Fargo has a long history of acquiring customers and deepening relationships

Consumer Real Estate 62
Retail Bank homeowning
Households with a Wells Fargo Mortgage
own 8.28 products [The
WFC goal is
8!]
Cross Sell Growth
Retail Bank Homeowning
HHs with a WF Mortgage
Retail Bank Homeowning HHs
without a WF Mortgage
8.28
6.06
Wells Fargo Home Mortgage – Customer Value Stream
Deepening the relationship with our customers
Homeowning households with a WF mortgage are particularly valuable

Consumer Real Estate 63
Wells Fargo Home Mortgage
Conclusion
At Wells Fargo Home Mortgage, we have built a
unique set of capabilities combined with consistent
and disciplined execution:
Balanced business model – origination and servicing
Leading retail origination franchise
Disciplined sales and sales management culture
Excellence in risk management – interest rate and credit risk
Ability to lead at scale in origination and servicing
Best leadership team in the business

Consumer Real Estate 64 Consumer Real Estate overview Wachovia Pick-a-Pay portfolio Wells Fargo Home Mortgage overview Wachovia Pick-a-Pay portfolio Franklin Codel, EVP, Finance, WFHM

Consumer Real Estate 65
Wachovia Pick-a-Pay portfolio
Overview
Both the realized losses and the expected lifetime
loss content at March 31, 2010, were better than
the acquisition model
Loss mitigation actions are working
Nonaccrual levels remain elevated
- Accounting write-down policy ensures loss recognition
is timely
Portfolio compares favorably to other option
ARM portfolios

Consumer Real Estate 66
Wachovia Pick-a-Pay portfolio
Unpaid principal balance rollforward
Unpaid principal balance down nearly $17 billion since acquisition
PCI = Purchased credit impaired loans.
($ billions)
Non-PCI PCI
Total
Beginning Unpaid Principal Balance - 12/31/2008
54.8 $            62.5
$
117.3 $
Paid-in-Full and Monthly Amortization
(6.5) (0.5) (7.0)
Short Sale and Foreclosure
(0.8) (5.9) (6.7)
Principal Forgiveness
(0.1)
(2.7)
(2.8)
Ending Unpaid Principal Balance - 03/31/2010
47.4 $            53.3 $           100.8 $

Consumer Real Estate 67
ANALYSIS OF NONACCRETABLE DIFFERENCE FOR PCI LOANS
($ billions) Pick-a-Pay
Balance at December 31, 2008 $      (26.5)
Release of nonaccretable difference due to:
Reclassification to accretable yield for loans with improving cash flows 0.6
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs 11.4
Balance at March 31, 2010 $       (14.5)
Nonaccretable difference usage from loan resolutions $5.4
Nonaccretable difference allocated to severely delinquent loans $6.0
Wachovia Pick-a-Pay portfolio
Nonaccretable difference analysis
(1) Reclassification of nonaccretable difference for increased cash flow estimates to the accretable yield will result in increasing income and thus the rate of return realized. Amounts reclassified to accretable yield are expected to be probable of realization.
(2) Write-downs to net realizable value of PCI loans are charged to the nonaccretable difference when severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss upon final resolution of the loan.
UPB= Unpaid principal balance.
(1)
(2)

Consumer Real Estate 68
Wachovia Pick-a-Pay portfolio
Nonaccretable difference analysis
Nonaccretable difference has absorbed $5.4 billion of realized losses to date
Average severity
on short sale and
foreclosure is 46%
($ billions)
PCI UPB
Nonaccretable
Difference
Beginning Balance - 12/31/2008 62.5 $             (26.5) $
Paid-in-Full and Monthly Amortization (0.5) -
Short Sale and Foreclosure (5.9) 2.7
Principal Forgiveness (2.7) 2.7
Ending Balance - 03/31/2010
53.3 $

Consumer Real Estate 69
Wachovia Pick-a-Pay portfolio
Nonaccretable difference analysis
Reclassified $576 million to accretable yield in 4Q09 / 1Q10 due to improved credit outlook
Represents a balance
sheet reclassification from
nonaccretable difference
to accretable yield
($ billions)
PCI UPB
Nonaccretable
Difference
Beginning Balance - 12/31/2008 62.5 $             (26.5) $
Paid-in-Full and Monthly Amortization (0.5) -
Short Sale and Foreclosure (5.9) 2.7
Principal Forgiveness (2.7) 2.7
Reclass Nonaccretable Difference to Accretable Yield - 0.6
Ending Balance - 03/31/10
53.3 $

Consumer Real Estate 70
Wachovia Pick-a-Pay portfolio
Nonaccretable difference analysis
Nonaccretable difference provides adequate support for remaining loss content
78% of the remaining $38.7 billion UPB was current as
of March 31, 2010
Average CLTV of the remaining $38.7 billion is lower
than loans that have gone to loss or are 180+ DPD
($ billions)
PCI UPB
Nonaccretable Difference
Balance at 03/31/2010 53.3 $
Nonaccretable Difference Prior to Allocation
for Severely Delinquent Loans (180+ DPD) (20.5) $
Loans 180+ Days Past Due (14.6) Allocation for Loans 180+ Days Past Due 6.0
UPB, Net of Loans 180+ Days Past Due
38.7 $
Nonaccretable Difference at 03/31/2010
(14.5) $

Consumer Real Estate 71
Wachovia Pick-a-Pay portfolio
Accretable yield
Accretable yield will be recognized over the
life of the asset (asset has 9-year weighted
average life)
Accretable yield is recognized in net interest margin
Accretable yield is recalculated quarterly and is
affected by:
- Underlying loan interest rates
- Timing of liquidations and dispositions
- Level of loans which are paying vs. not paying
- Prepayments
Over the last 5 quarters, the accretable yield
recognized has been between 5.05% and 5.34%

Consumer Real Estate 72
Wachovia Pick-a-Pay portfolio
Loss recognition – non-PCI portfolio
Prompt
Loan placed on nonaccrual at
120 days past due (DPD);
accrued interest is reversed
120-180 DPD loan losses
considered as part of allowance
Loans are charged off at 180
DPD to estimated recoverable
value less selling costs
Continuous
Nonaccrual loans > 180 DPD
are revalued every 6 months
Additional write downs are
taken, if needed, based on
updated property values
Prompt and continuous loss recognition of nonaccrual loans
Growth in nonaccrual balances does not indicate loss deferral

Consumer Real Estate 73
73% of nonaccrual loans have been written down to estimated
recoverable value
27% of nonaccrual loans less than 180 DPD have not yet been
written down
- Loss content is included in the allowance for loan losses
1Q10 Total $4,161 million
19%
27%
15%
39%
180+ DPD written down to
estimated recoverable value
180+ DPD updated CLTV 100%
Less than 180 DPD;
Initial charge-offs usually not
taken until 180 DPD
Loan modifications (TDRs)
Growth in nonaccrual balances does not indicate loss deferral
Wachovia Pick-a-Pay portfolio
Nonaccrual loan composition

$140
$120
$100
$80
$60
$40
$20
$0
Customer Balances
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
Full Term Modifications
Fixed and Other ARMs
Pay Option Loans

Consumer Real Estate 74
Wachovia Pick-a-Pay portfolio
Portfolio composition
Modified Loans =  $17.9B
Other Loans =      $13.7B
Pay Option =        $69.2B
Total = $100.8B
31% of the portfolio does not have a negative amortization feature
$115.0
$117.3
$111.0
$107.3
$103.7
$100.8
86%
79%
74%
70%
69%
85%
14%
14%
13%
14%
13%
14%
7%
13%
16%
18%
1%
($ billions)

Deferred Interest Outstanding
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10

Consumer Real Estate 75 Wachovia Pick-a-Pay portfolio Deferred interest outstanding Deferred interest balance has now declined for four consecutive quarters ($ billions)

Loans with Payment Change > 7.50%
(loans per year)
1,500
1,000
500
0
Number of Loans
115
156
213
2010
2011
2012

Consumer Real Estate 76

Wachovia Pick-a-Pay portfolio Portfolio overview Expect minimal recast issues in the portfolio over the next three years Currently, there are 227,000 customers with a pay option loan in the portfolio

Consumer Real Estate 77
Wachovia Pick-a-Pay portfolio
Foreclosure avoidance and loss mitigation strategies
We utilize all available tools to avoid foreclosure and minimize loss
Loan modifications and short sales are a better alternative to foreclosure for both the borrower and communities
Since January 2009, we have completed 57,400 full-term loan
modifications; forgiven $2.8 billion of principal
Over the same time period, we have completed over 11,000
short sales
In the event loan modification or short sale is not a viable solution, we continue through the foreclosure process
- REO properties remained in inventory for 79 days in 1Q10

Current to 30 Days Past Due

9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
Apr-09
May-09
Jun-09
Jul-09
Aug-09
Sep-09
Oct-09
Nov-09
Dec-09
Jan-10
Feb-10
Mar-10

Consumer Real Estate 78

Wachovia Pick-a-Pay portfolio
Current – 30 days past due roll rates
We continued to see improvement in early stage delinquencies
PCI Non-PCI
PCI 30+ roll rates
have improved to
their lowest levels
since 2Q08
Non-PCI 30+ roll
rates have
improved to their
lowest levels since
1Q09

Consumer Real Estate 79
Positive trends continued to emerge in the Pick-a-Pay
portfolio:
Both the realized losses and the expected lifetime loss content at March 31, 2010, were better than acquisition model
We have a very robust foreclosure avoidance/loss mitigation
program, both through loan modifications and short sales
Portfolio compares favorably to other option ARM portfolios
Wachovia Pick-a-Pay portfolio
Conclusion

Consumer Real Estate 80
Wachovia Pick-a-Pay portfolio
Definitions
Nonaccretable Difference: Nonaccretable difference established in purchase accounting for impaired loans to absorb losses otherwise recorded as charge-offs
Accretable Yield: Undiscounted interest income to be recognized over the life of book value of purchase accounting impaired loans
Deferred Interest (also referred to as negative amortization): If a customer chooses to make a minimum payment, it can be lower than the interest due; the difference between the minimum payment and the interest due is deferred and added to the balance of the loan
Full-Term Modification: Agreeing to change the terms of the loan for a borrower for the full-term of the loan
Severity %: The amount of unpaid principal balance not recovered at time of liquidation divided by the total UPB; for the purposes of this presentation, severity does not include overhead or holding costs, accrued interest, property taxes, or other amounts paid on behalf of the borrower

Consumer Real Estate 81 Biographies

Consumer Real Estate 82
Mark Oman
Senior Executive Vice President
Mark Oman is senior executive vice president for Wells Fargo & Company, a position he has held since August 2005. Today, he oversees Wells Fargo Home Mortgage – a leading originator and servicer of residential mortgages as well as the first mortgage portfolios acquired through the Wachovia merger.
Oman began his career in accounting at Deloitte, Haskins and Sells in Des Moines.
He joined Wells Fargo in 1979 at Des Moines-based Wells Fargo Financial, Inc. (then
Dial Finance), where he held a variety of management positions. In 1985, he joined
Wells Fargo Home Mortgage and held a number of senior management positions until
1989 when he was named president and chief executive officer. Under his leadership the company grew into one of the largest mortgage banks in the nation, serving all
50 states.  In 1997, Oman was promoted to group executive vice president of Wells
Fargo & Company with responsibility for multiple business units, and in 2005 was promoted to senior executive vice president.
Oman has served on various professional and community boards, panels and committees. He is a board member of the University of Northern Iowa Foundation,
Greater Des Moines Community Foundation and is a member of the Iowa Business
Council. Oman holds a bachelor’s degree in accounting from the University of
Northern Iowa.

Consumer Real Estate 83
Cara Heiden
Co-President, WFHM
Cara Heiden is co-president of Wells Fargo Home Mortgage. Heiden’s responsibilities include joint leadership – with Mike Heid – of the overall business and strategic direction of the Mortgage division. The following areas within Mortgage report directly to her: National Consumer Lending, Institutional Lending – Correspondent
and Wholesale, Loan Servicing and Post Closing, Consumer Marketing, Customer
Retention, Cross Selling and Ventures.
Heiden has served as a committee member and is past president of the Wells Fargo
Housing Foundation. She provides leadership in many civic organizations, including the United Way and her alma mater, Iowa State University.
Heiden’s career with Wells Fargo began when she joined Norwest Bank Iowa/Wells
Fargo in 1981. She held various accounting positions and was promoted to senior vice president and CFO of Wells Fargo Bank Iowa in 1988. In 1992, she joined WFHM as vice president and CFO, and later, held executive leadership positions in Loan
Servicing, Retail Direct Client Services, and National Consumer Lending. She became division co-president for WFHM in 2004.

Consumer Real Estate 84
Mike Heid
Co-President, WFHM
Mike Heid is co-president for Wells Fargo Home Mortgage. Heid’s responsibilities as co-president include joint leadership, along with Cara
Heiden, of the overall business and strategic direction of the Mortgage division. The following areas of the Mortgage division report directly to him:
Capital Markets, Capital Markets Finance and Valuation, Credit Management,
Investment Portfolio Management, Finance and Corporate Properties Group,
the Program Services Group and Real Estate lending systems development.
Prior to being named co-president in June 2004, Heid was executive vice president and CFO. Heid held several management positions before being named CFO in 2002. He joined the Wells Fargo organization in 1988 and joined Wells Fargo Home Mortgage in April 1991 as assistant vice president and controller.
Mr. Heid is Chairman of the Housing Policy Council of the Financial Services
Roundtable, a trade association whose members represent approximately 65 percent of the mortgage industry
Heid earned a bachelor’s degree in accounting from the University of
Wisconsin – Whitewater in 1979 where he graduated summa cum laude. He is also a Certified Public Accountant and a member of the Mortgage Bankers
Association.

Consumer Real Estate 85
Franklin Codel
Executive Vice President, Finance, WFHM
Franklin Codel is executive vice president, Head of Mortgage Finance for
Wells Fargo Home Mortgage.  Codel is responsible for the overall financial leadership of Wells Fargo Home Mortgage, including directing mortgage-level asset/liability decisions, financial forecasting, accounting operations, and business line financial support.  He also plays a significant leadership role in managing various loan portfolios, including the Wachovia Pick-a-Payment portfolio.  Prior to being named Head of Mortgage Finance in August 2004,
Codel led the WFHM Financial Planning and Capital Management team, which is responsible for strategic planning, annual and quarterly forecasts and in developing balance sheet management strategies.  Codel joined Wells Fargo
Home Mortgage in 1996.
Codel earned a bachelor’s degree in engineering science from Harvard
University in 1986. In 1989, he received his master’s degree in finance from the University of Texas at Austin.
Codel currently serves as Treasurer of the Iowa Environmental Council.He was also appointed by Iowa Governor Chet Culver to serve on the Due
Diligence Committee of the Iowa Power Fund Board.

Community Banking Carrie Tolstedt Senior Executive Vice President May 13, 2010 © 2010 Wells Fargo & Company. All rights reserved.

Business Overview Business Overview Competitive Advantages Opportunities

Regional
Banking
An industry-leading and customer-oriented consumer
and small business team
More than 20 million retail bank households
Over 2.5 million small business and business
banking households
Nearly 6,600 retail stores; over 12,000 ATMs
Deposits: ~$500 billion
Wells Fargo
Customer
Connection
31 contact centers as primary telephone
service and sales channel, 24/7
12,000 team members supporting 500 million
customer contacts annually
Online and
Mobile
Banking
More than 17 million active online customers
More than 4 million active bill pay customers
3 million active mobile customers
474 million alerts sent in 2009
Serves nearly 3 out of 4 checking accounts
Community Banking 2

Diversified
Products
Group
Wells Fargo Dealer Services, National Home
Equity Group, SBA Lending, Merchant
Services, Business Direct, Business Payroll
Services, Consumer and Business Deposits,
Small Business Segment, and Business
Banking Support Group
Product management and development, risk
management and underwriting, modeling,
and analytics
Enterprise
Marketing
Brand strategy and advertising
Experiential marketing
Market information, technologies and analytics
Customer insights
Database marketing
Diverse growth segments
Events and history museum
Combined with seasoned product teams, specialized
lines of business, and enterprise groups
Community Banking 3

The Wells Fargo brand is ranked as one of the
most valuable in the world
Brand strategy objectives:
Guide expression and customer
experience
Gain new interest in Wells Fargo
Provide momentum for cross-sell
Create marketing efficiencies
Reinforce team member pride
Solidify our leadership
BrandZ Top 100 Most
Valuable Global Brands
(1)
#30
Wells Fargo
Ranked most valuable
U.S.-headquartered bank
brand
Community Banking 4
(1) BrandZ Top 100 Most Valuable Global Brands. Millward Brown Optimor, April 2010. (Financial Times, April 28, 2010. www.brandz.com).

We’re local first, then national; we’re a community-
based, relationship-oriented financial services team
Regional presidents, local leaders
Community leadership,
volunteerism, and contributions
Serving as local voice
Making decisions close to the
customers
Partner with other Wells Fargo
businesses in market
Regional P&L accountability
National distribution
Broad product line
Expertise:
- Technology
- Operations
- Systems
Product group P&L accountability
Out-local
the nationals
Out-national
the locals
Community Banking 5

We believe our model combined with our strengths
contributes to differentiated performance over time
Unparalleled
distribution
Customer
experience
Best among
large banks
(7)
~8 of 10 customers
extremely satisfied
with recent visit/call
Best Consumer
Internet Bank in
North America
(8)
Risk
management
Credit
Compliance
Operational
Reputation
Continued
innovation
Products and services
Customer experience
Physical distribution
Channel
functionality
Product
leadership
#1 retail deposits
(1)
#1 small business
lender
(2)
#1 national SBA
7a lender
(3)
#1 used car
lender
(4)
Four customer
segments
Mass market
Mass affluent
Small business
Business banking
….and serve all
#1 banking stores
(5)
#3 bank-branded
ATMs
(6)
Customer Connection
Leading online
channel
Household
growth
Cross-sell
Differentiated
performance:
Community Banking 6
(1) Source: SNL Financial. Retail deposit data 6/30/09. Pro forma for acquisitions. Caps deposits at $500 million in a single banking store and excludes credit union deposits. Continental
U.S. only. Non-retail deposits excluded. (2) In total dollar volume per 2008 CRA data. (3) In dollar volume (combined with Wachovia for 2009 fiscal year). (4) Source-AutoCount
(excluding leases). (5) Source: SNL Financial; adjusted for non-retail branches (i.e. includes open branches as of 3/31/10; excludes $0 deposit branches, non-retail locations/holding companies). (6) ATM & Debit News. (7) Source: American Customer Satisfaction Index 2009. (8) Global Finance Magazine, 2009.

Our Model
Model Translated
Our Model In Action
Driving the Model

We focus on long-term differentiated performance
through excellence in execution
Team Member
Engagement
Customer Engagement
welcoming
delivering
value
building
lifelong
relationships
coaching,
development,
and recognition
our product is
service
our value added
is
advice
our advantage
is
our people
unparalleled
distribution
focus on
cross-sell
powered by
people
Community Banking 7

Together, we’re moving forward, combining our long-
standing and proven strengths
Cross-sell
Sales capacity and systems
Small business product innovation
Channel innovation
Customer experience and service
Mass affluent customer strategy
Wells Fargo Dealer Services
Distribution in Eastern states
Wells Fargo
Wachovia
Community Banking 8

Competitive advantages Business Overview Competitive Advantages Opportunities

Our competitive advantages have been perfected over
decades and are not easily replicated
Household growth
Cross-sell opportunity
Diversification of geographies
Market share
Solutions per store
Product diversification and partner business referrals
Better value for customers
Unparalleled
distribution
Proven
expertise in
cross-sell
Team member loyalty and retention
Experienced leadership team
Team member empowerment and engagement
People as a
competitive
advantage
Customer loyalty
Customer retention
Team member engagement
Excellence
in service and
customer
experience
Community Banking 10

Unparalleled distribution
“We serve our customers through our stores,
ATMs, Phone Banks, internet and mobile
banking, and mail — when, where and how they
want to use them.”
—Wells Fargo Vision and Values

View Your Accounts
Protect your credit and identity

Our coast-to-coast multi-channel distribution
provides our customers with exceptional
convenience and flexibility
2.6 billion customer
visits per year
3 million active mobile
customers
Serves nearly 3 out of
4 checking accounts
18% solutions CAGR
(5-year)
(2)
500 million customer
contacts per year
(4)
80% first contact
resolution
(5)
8% solutions CAGR
(5-year)
(2)
Online and
Mobile
Customer
Connection
1.5 billion customer transactions per year
46% of census households within 2 miles
of Wells Fargo retail store/ATM in our
footprint states
(1)
51% of businesses within 2 miles of
Wells Fargo retail store/ATM in
our footprint states
(1)
In 15 of the fastest growing states
(1)
In 18 out of 20 largest metro areas
(1)
14% solutions CAGR (5-year)
(2,3)
#1 retail stores and
#3 bank-branded ATMs
Community Banking 12
(1) Data Sources: Claritas 2009 and Dun & Bradstreet 2009. (2) Legacy Wells Fargo only. (3) For purposes of this presentation, all data prior to 2007 on a comparable basis. (4) Combined Wells Fargo; includes all Customer Connection channels (agent calls, Interactive Voice Response (IVR) calls, email, and correspondence).  (5) Legacy Wells Fargo Consumer (agent only).

Our store distribution density produces network effects
leading to higher household penetration
Driving optimal
distribution density
New stores opened 2009 70
New stores opened 1Q10 11
Retail deposit market
share¹ #1
States with #1 deposit
share
(1)
17
Number of major
metro markets with
retail household
share:
(2)
Above 30 percent 7 of 18
Above 20 percent 13 of 18
Store to population coverage
Los Angeles •
San Francisco •
low high
• Charlotte
Twin Cities •
Denver •
• Seattle
Atlanta •
Community Banking 13
(1) Source: SNL Financial. Retail deposit data 6/30/09. Pro forma for acquisitions. Caps deposits at $500 million in a single banking store and excludes credit union deposits. Continental U.S. only. Non-retail deposits excluded.
(2) Data Sources: Demographic data – Claritas 2009; combined household data, MDSS (Dec-09).

Customers expect integration across all channels; we’re
working on more ways to deliver a seamless experience
Store
ATM
Phone
Online
Mobile
Multi-channel integration examples
Text banking enrollment via ATM
Make an Appointment (pilot)
Mobile alerts set-up
Referrals to stores
ATM advertising directs to call
ATM Check Card PIN set-up
E-receipts (pilot)
Mobile banking
customer service
Mobile alerts set-up
Online enrollment
1.5X
1X One
All
Four
Annualized profit with
multi-channel usage
(1)
1X
1.8X
One
All
Four
Likelihood to buy another
product with multi-channel
usage
(1)
Note: Online and Mobile count as one
channel for the above graphs
(1) Consumer Deposit Customer activity over 3 months; Channel = Store (Teller), ATM, Phone, Online/Mobile, Apr–Jun-09 activity; For contribution, source is
Jun-09 MDSS profit annualized; for product cross-sell rate, products included are traditional core products, Jul–Dec-09.
Community Banking 14
SM

We believe franchise growth is an outcome
of our distribution
3.1%
2.9%
3.0%
2.5%
3.7%
3.8%
0.9%
1.1%
1.3%
1.9%
1.4%
0.8%
2004 2005 2006 2007 2008 2009
Legacy Wells Fargo Retail Bank Household Growth
U.S. Household Growth, Legacy Wells Fargo Footprint (estimate)
Our retail bank household growth has consistently
exceeded U.S. household growth rates
(1)
Community Banking 15
(1) Legacy Wells Fargo total household growth including acquisitions. U.S. Household data – Claritas 2009 demographic estimates based on Wells Fargo trade areas.

Proven cross-sell expertise “Our strategy is customer-centric, not product- centric. We do not view any product in isolation. We view it as part of a relationship.” —Wells Fargo Vision and Values

We continue to
grow households
The more products our customers have,
the more value we can provide
26%
79%
2003 2009
Total package penetration
(combined consumer and business)
9.8
11.9
12.1
Dec '03 Dec '09 Mar  '10
6X
3X
2X
1X
3 5 8 10+
Household cross-sell
Retail Bank profit per household by cross-sell
2.9
3.7
4.3
5.1
5.6
3.8
4.9
5.6
6.8
7.2
< 1 2 to 3 5 to 6 10 to 20 20+
Tenure in years
2004 2010
Retail Bank household cross-sell by tenure
The more we know our customers, the
more we can satisfy their needs and
remain relevant over time
And higher cross-sell results in more
profitable relationships
CAGR
’03-’09
3%
CAGR
’03-’09
20%
Legacy Wells Fargo cross-sell capability is built
over 20 years and proven over time
Retail Bank total households (MM)
Legacy Wells Fargo only.
Community Banking 17

10.4
18.9
18.8
17.6
16.3
15.8
13.8
12.2
635
951
2003 2004 2005 2006 2007 2008 2009 1Q10
Households
per PFTE
11.5
26.0
7.8
23.1
19.7
17.8
15.5
13.7
2003 2004 2005 2006 2007 2008 2009 1Q10
4.63
5.75
6.81
4.76 4.75
5.29
4.93
4.75
2003 2004 2005 2006 2007 2008 2009 1Q10
4.35
5.95
6.02
4.55
4.65
4.85
4.57
4.82
5.21
5.53
5.73
2003 2004 2005 2006 2007 2008 2009 1Q10 Base
2Q09
2009 1Q10
Legacy Wells Fargo Wachovia
Retail Bank
household cross-sell
CAGR
’03-’09
15%
Cross-sell is a result of our needs-based
solutions focus
Platform FTE
(in thousands)
Solutions per platform FTE per day
Total solutions
(in millions)
Legacy Wells Fargo only (unless noted).
Community Banking 18

Community Banking generates referrals to
partner businesses
Over 5,000 partners located inside our nearly 6,600 retail banking stores
Over
1,465,000
Over
330,000
2003 2009
Legacy Wells Fargo only.
Partners include mortgage, student lending, Wells Fargo Financial and Insurance from Community Banking stores, online and contact center channels.
Referrals to partner businesses
resulting in a closed product sale
CAGR
’03-’09
28%
Community Banking 19

Excellence in service and the customer experience “Our product is service and advice. There’s no sale without superb service from our entire team.” —Wells Fargo Vision and Values

Both teams have a commitment to the customer
experience; Wachovia is making us even better
Combined
(Top Box, 5-pt. scale, teller/banker)
1Q
’10
Loyalty 59%
Satisfaction With Last Visit 81%
Customer Experience
Key Driver Metric 75%
Teller Wait Time
Satisfaction 76%
Legacy Wells Fargo
(2)
(Top Box, 5-pt. scale, teller only)
Jan
’04
Dec
’09 CAGR
Loyalty 35% 51% 6%
Welcoming/Wait Time 40% 65% 8%
Wachovia
(Top Box, 7-pt. scale, teller/banker)
Dec
’03
Dec
’09 CAGR
Loyalty 46% 53% 2%
Overall Satisfaction w/Visit 6.6 6.7 ---
Customer satisfaction among the largest
U.S. retail banks in the annual ACSI survey
(1)
2001-2008:  #1 Wachovia 2009:  #1 Wells Fargo (combined)
Conducted 255K surveys in 1Q10
(1) ACSI: American Customer Satisfaction Index.
(2) Legacy Wells Fargo began surveys of customers in Jan-04.
Community Banking 21

Delivering the Wells Fargo customer experience
translates into measurable differences across our
channels
Internal Wells Fargo Barometer Study
2009 Channel Satisfaction (% Top Box)
Wells
Fargo
Super
Regional
Peers
(1)
Store 59% 52%
ATM 64% 59%
Online 58% 49%
Phone 48% 40%
Motorbank 62% 56%
(1) Statistically higher/lower than Wells Fargo at 90% confidence level; Super Regional includes the following and their sub-brands: Wells Fargo, Wachovia, Bank of
America, Citibank, Chase/WaMu, US Bank.
C2. How recently have you done business with [insert financial institution] [insert channel]?
C3. How satisfied are you with the [insert channel] at [insert financial institution]?
Source: Wells Fargo Competitive Barometer Study, 2009.  Proprietary study conducted on behalf of Wells Fargo by Marketing and Planning Systems (MAPS), Inc.
Waltham, Massachusetts.
We believe loyal customers
buy more, stay longer, and
are more profitable
Relationship
Balance Growth
Cross-sell
Growth
Retention
Rate
Community Banking 22

People as a competitive
advantage
“Products and technology don’t fulfill the
promise behind a brand — people do… Our team
members are the single biggest influence on our
customers.”
—Wells Fargo Vision and Values

Our combined team member engagement, led by an
experienced team, is more than three times the U.S.
working population
5.3:1
1.5:1
Community Banking
2009
U.S. Working
Population 2008
Engaged to Actively
Disengaged Ratio
(1)
Role
# of team
members
Avg tenure
in years
Regional Presidents 100 21
Community Banking
Presidents
169 19
Product Line of
Business Leaders
9 22
Business Banking
Managers
480 16
Community Banking
District Managers
630 14
Store Managers 6,500 10
Business Bankers 2,200 9
Copyright © 2010 Gallup, Inc. All rights reserved.
2009 community banking results is a new baseline combined with Wachovia.
(1) Source: Green bar – Gallup Poll of U.S. Working Population, 2008.
Community Banking 24

Opportunities Business Overview Competitive Advantages Opportunities

We’re focused on advancing our core strategies
Acquire new customers and expand share of wallet
Leverage our largely fixed infrastructure
Adopt Wachovia service strategies in the West,
while continuing to get better in the East
Growing the
franchise and
creating
operating
leverage
Learning
from
Wachovia
Meet our customers’ needs through smart credit solutions
and cross-sell
Diversified
Product
Group
Adopt Wells Fargo cross-sell strategies in the East,
while continuing to get better in the West
Eastern
game plan
Community Banking 26

Growing the franchise and creating operating leverage

Building on our strengths to acquire and
enhance deposit relationships efficiently
Checking
household
growth
Unparalleled distribution – a driver of customer acquisition
Effective sales process integration maximizes early cross-sell
Strong product design and cross-sell drive retention
Opportunity exists to grow checking with partner businesses
Share of
wallet focus
Opportunity to deepen share of wallet
Wachovia mass affluent customer focus complements
Wells Fargo’s strengths in mass market
Product
design and
management
Package design links customer value to deep, long-lasting
relationships
Focus on primary checking relationships reinforces disciplined deposit pricing
Community Banking 28

We have the scale, breadth of distribution and
share to serve customers…
#1 or #2 deposit market share in 24 of 39 states
#1 or #2 deposit market share in 13 of the nation’s 20-largest metro areas
(1)
#1 Market Share
#2 Market Share
#3 Market Share
#4+ Market Share
44%
28%
23% 17%
20%
8%
3%
19%
16%
9%
11%
18%
22% 24%
20%
1%
2%
9%
1%
16%
1%
1%
N.A.
N.A. 2%
17%
17%
15%
13%
10%
10%
2%
Delaware = 12%
District of Columbia = 13%
12%
8%
7%
9%
13%
13%
Community Banking 29
Source: SNL Financial. Retail deposit data 6/30/09. Pro forma for acquisitions. Caps deposits at $500 million in a single banking store and excludes credit union deposits. Continental U.S. only. Non-retail deposits excluded.
(1) Excluding MSAs where Wells Fargo has no retail banking presence.

…and this has helped us grow the franchise
1Q09—1Q10
Checking net gain
(1)
Consumer 7.0%
Business 4.5%
How we grow checking
Acquire new customers through our
distribution channels
Cross-sell to the customers of our
Wells Fargo partners (Mortgage,
Wealth, Brokerage and Retirement,
and Wells Fargo Financial)
Retain existing customers
#1 share in the nation’s 20 fastest
growing MSAs
(2)
(1) Rolling 12 months.
(2) Source: SNL Financial. Retail deposit data 6/30/09. Pro forma for acquisitions. Caps deposits at $500 million in a single banking store and excludes credit union deposits. Continental U.S. only. Non-retail deposits excluded.
Community Banking 30

Integration between product
structure and sales process
promotes engagement from
both bankers and customers
Promote primary checking
relationship and cross-sell
Easily integrate new products
(Way2Save
®
product)
Wells Fargo
The power of the package – helps acquire new
households and build deep customer relationships
Customers
Choice and flexibility
Cover spectrum of financial
needs: from day-to-day money
management to borrowing and
investing
Increased benefits as
relationship expands:
Waived fees
Bonus interest
Discounted loan rates
Packages create synergies across our key constituents
Bankers
Flexible bundles to present
needs-based solutions
Promote both day-one and
future cross-sell opportunities
Support customer retention
Generate referral opportunities
to partner businesses
Community Banking 31

Our success with packaged selling creates opportunity
within Wachovia; retention increases with household
cross-sell
27%
79%
26%
83%
2003 Legacy
Wells Fargo
2009 Legacy
Wells Fargo
2009 Legacy
Wells Fargo
highest region
Wachovia
equivalent
Package penetration
(1)
(combined consumer and business)
~70%
~98%
~94%
1 7 10+
Retail Bank Household Cross-sell
Annual household retention
by household cross-sell
(2)
(1) For legacy Wells Fargo, packages defined as a checking account and at least three other products; Wachovia packages equivalent is the first core product plus 3 additional products.
(2) Legacy Wells Fargo only.
Community Banking 32

Our focus on building lifelong relationships, ensuring
customers experience our full value, allows us to keep
our industry leading low cost of deposits
$109 billion of Wachovia’s higher rate CDs
matured in 2009
Retained $62 billion in lower rate CD and
liquid deposits at lower than expected yields
0.37%
0.66%
WFC Peer Avg
Low cost deposits now account for 95%
of Community Bank core deposits
(1)
CDs
Checking
Savings
High Rate CDs
Average cost of deposits
lower than our peers
(2)
(1) Average balances (1Q10).
(2) Average costs of deposits is for total deposits (1Q10). Source: SNL from company regulatory filings.
Peer Average includes BAC, BBT, COF, C, FITB, JPM, PNC, RF, STI and USB.
Community Banking 33

We allocate our resources with discipline; we make
investments and expect appropriate returns
2003 2009
Efficiency ratio
(1)
58% 54%
New banker adds break even within 12-15 months on average
Deploy staffing models
Efficient use of support area resources
De Novos typically approved based on two-year breakeven
Review distribution network annually
Disciplined investment process in upgrades to stores, technology and ATMs
Legacy Wells Fargo only.
(1) Efficiency ratio for Regional Banking internal reporting.
Community Banking 34

We leverage our fixed cost infrastructure by growing
households per store and adding bankers to serve them
3,260
3,570
2003 2009
Households per store
3.4
5.6
2003 2009
Platform FTE per store
3,810
7,820
2003 2009
Solutions per store
Highest
Store:
17,600
Highest
Store:
27
Highest
Store:
43,000
Driving more customers, bankers and sales
through the four walls of the store…
Deposits per store ($MM)
(1)
…helps drive volume and contributes
to a valuable franchise
Legacy Wells Fargo only.
(1) Combined Wells Fargo and Wachovia.  Source: SNL Financial. Retail deposit data 6/30/09. Pro forma for acquisitions. Caps deposits at $500 million in a single banking store and excludes credit union deposits.  Continental U.S. only. Non-retail deposits excluded.
$73
$61
$50
Wells Fargo Top 25 Industry Avg
Community Banking 35

East
West
Wells
Fargo
Team members serving
mass affluent customers
Licensed
Bankers
3,485 1,115 4,600
Regional Private
Bankers
350 570 920
WBR Financial
Advisors in
retail stores
1,210 825 2,040
Total 5,045 2,510 7,560
Deploying a nationwide model to capture
the Affluent opportunity
Implementing a Licensed Banker and
Private Banker staffing model
Building out infrastructure to support the
Affluent Customer Segment
Employing the Wachovia licensing
protocol
Ensuring quality referrals to Wealth,
Brokerage and Retirement leading to
successful customer appointments
Mass affluent customer
areas of focus
We’re adopting learnings from Wachovia in defining
our mass affluent customer strategy – key to capturing
more share of deposits and investments
Community Banking 36

Diversified Products Group Mike James Group Executive Vice President Diversified Products Group May 13, 2010 © 2010 Wells Fargo & Company. All rights reserved.

Opportunities upon which we’re particularly focused
in the Diversified Products Group
Nearly 30 million small businesses in the U.S. with revenues under $2 million
(1)
About 2.5 million are Wells Fargo customers
51% of businesses within 2 miles of Wells Fargo retail
store/ATM in our footprint states
(2)
#1 lender to small businesses in the U.S.
(3)
Approximately 56K U.S. automobile dealerships
(5)
We serve 11K dealers and 2.1 million borrowers
Includes indirect auto finance, commercial banking for auto
dealers, and Warranty Solutions
Small
business
Wells Fargo
Dealer
Services
About 500K businesses in the U.S. with revenues
between $2 million and $20 million
(4)
About 60% within 25 miles of current banker locations
Over 50K are Wells Fargo customers
Business
Banking
We serve 2.4 million customers
Assist customers through banking stores, home mortgage
consultants, internet, and contact centers
Home
Equity
(1) SBA estimate of total businesses excluding Dun & Bradstreet (D&B) estimate of small business with $2 MM in revenue and higher. (2) D&B 2009. (3) In total dollar volume per 2008 CRA data. (4) D&B estimate of small business with $2 MM in revenue and higher. (5) National Independent Automobile Dealers Association
(NIADA) and National Automobile Dealers Association (NADA).
Community Banking 38

Over 90 percent of
businesses have less than
$500K in annual revenue
45 percent have been in
business for over 10
years
(1)
Over half retail/service
industries
(2)
Over 70 percent sole
proprietorships
(3)
Small Business: Our model for serving is store-based;
very similar to retail consumers
Unparalleled
Distribution
Stores
National business
banking center
(phone center)
ATMs
Online and mobile
Customer
Experience
Served by personal
bankers and business
specialists, guided by
banking store managers
Broad Product Line
Checking and savings
Online banking
Information reporting
Debit and credit cards
Lending
Merchant Services
Payroll
Insurance
Investments
Centralized
Support
Product development
Pricing guidance
Credit underwriting
Risk management
Business strategy
Marketing
Analytical support
Small Businesses
Community Banking 39
Sources: (1) D&B; (2) Census data; (3) IRS.

77 percent have been
in business for over 10
years
(1)
Broad industry
representation
Have management team,
but owner is the decision
maker
Business Banking: Our model for serving is relationship
banker based as their needs can be more complex
Unparalleled
Distribution
Relationship
managers (2,200)
Stores
National business
banking center
(phone center)
ATMs
Online and mobile
Customer
Experience
Served by dedicated
relationship manager
Some work with
dedicated centralized
banker
Some markets have
business sales officers
Broad Product Line
Cash management
Lending
Online banking and
information reporting
Merchant and payroll services
Financial products
International
Investments
Insurance
Centralized
Support
Product development
Pricing guidance
Risk management
Business strategy
Marketing
Analytical support
Business Banking
Source: (1) D&B.
Community Banking 40

We have a proven history of serving businesses; still
have opportunity to expand customer relationships
Small Business/Business Banking
Household Product Penetration
Combined
Checking 85%
Debit Cards 59%
Savings 25%
Lines and Loans 16%
Credit Cards 15%
Treasury Management 8%
Merchant 5%
Insurance and Investments 1%
Payroll <1%
Metric
(1)
2004 2009 CAGR
Small Business/Business Banking Performance
Customers (MM) 1.3 1.4 3%
Total solutions (MM)
(2)
0.9 2.1 19%
Solutions per store
(2)
280 640 18%
Cross-sell
2.7 3.8 7%
Package penetration
(2) 13% 57% 34%
We still have opportunity to
expand relationships
We’ve grown customers, solutions,
productivity, and cross-sell
(1) Legacy Wells Fargo only.
(2) Small Business only.
Community Banking 41

Small Business and Business Banking credit quality
has shown improvement; we continue to supply credit
to support the economy
Small Business Credit Quality
Average commitment ~$36K
We believe quarterly loan losses peaked in 2Q09
(2)
Key credit indicators – early stage delinquencies, roll rates, transfers to workout – have shown improvement
Business Banking Credit Quality
Average commitment ~$400K
Portfolio is broadly diversified by geography and industry
We believe quarterly loan losses peaked in 4Q09
(2)
Key credit indicators – transfers to our workout group and detailed analysis of our problem loan book – have shown improvement
In first quarter, we supplied almost $12B in credit,
including $2.9B in new lending
(1)
(1) New lending is new loans to existing and new borrowers and increases to existing lines of credit; includes loans originated to small businesses and business banking customers that book to other areas of Wells Fargo.
(2) Based on current economic conditions and forecasts.
Community Banking 42

Dealer Services offers nationwide coverage with broad
spectrum of credit options through a decentralized
business model with local market expertise
Cash Management
Merchant Services
Treasury Services
Real Estate
Wealth
Management
Insurance
Indirect Auto
Finance
Dealer Relationships
11,000 dealers
Warranty
Solutions
Commercial
Services
Community Banking 43

Dealer Services – three areas all seeking to
deepen dealer relationships
Focuses on transportation lending, emphasizing borrower’s
primary mode of employment transportation
47 locations serving 47 states
Cross-sell of aftermarket products and services
Provides finance and insurance aftermarket products for dealers
Offers include vehicle services contracts and dealer reinsurance
Indirect Auto
Finance
Warranty
Solutions
Works with multi-franchise dealers
Merger created nationwide franchise with minimal overlap
Focus on capital optimization, cross-sell, service and risk
mitigation
Commercial
Services
Community Banking 44

Overall
Rank
Non-
Captive
Rank
Originator
Overall
Market
Share
New
Vehicle
Market
Share
Used
Vehicle
Market
Share
1 1 Chase Auto Finance 6.8% 11.3% 4.4%
2 Toyota Financial Services 5.2% 9.9% 2.7%
3 2 Wells Fargo Dealer Services 4.7% 3.4% 5.4%
4 GMAC 4.0% 8.6% 1.4%
5 Ford Motor Credit 3.4% 7.2% 1.3%
6 American Honda Finance 3.2% 7.4% 0.9%
7 3 Bank of America 2.2% 3.8% 1.2%
8 4 Capital One Auto Finance 1.9% 1.8% 2.0%
All lenders auto originations
#1
Used
Indirect auto lending market share growth
Source: AutoCount for 2009.
Community Banking 45

Existing portfolio ($30.9B) has
performed very well. 30+ delinquencies
declined from 2.12% at 12/31/09 to
1.41% at 3/31/10. Loan losses declined
from 2.31% in 4Q09 to 1.59% in 1Q10.
Credit risk on new business has
improved over the last three years due
to lower advance rates (loan-to-value)
and improved payment to income ratios
2009 vintages indicate lower expected
lifetime loss based on early loss
experience
Over the last three years, we’ve
reduced geographical concentration risk
in CA, AZ, NV and FL from 46% to 32%
of the Dealer Services retail portfolio
Dealer Services credit quality trends remained solid
Indirect borrower profiles
(1)
Super-
prime
Prime
Non-
prime
Established Borrower
Annual Income $90,451 $86,760 $63,313
Avg time at job (yrs) 10.1 8.6 6.1
Avg time at residence (yrs) 10.1 8.0 5.6
Average FICO 774 695 589
Strong Collateral Characteristics
Vehicle age (years) 1.7 2.8 3.4
Vehicle mileage 21,108 34,093 44,822
Disciplined Structuring
Amount financed $19,369 $17,715 $13,380
Term (months) 65 66 62
Approx. % of originations 25-35% 60-70% ~5%
(1) 1Q10.
Community Banking 46

2010 Key Strategies
Organic growth
Deepen dealer relationships
Grow originations as auto industry rebounds
Distribution Open additional regional business centers
Deepen relationships
Leverage account relationships as they expand and
deepen through cross-sell
Dealer Services – opportunities
Community Banking 47

Home Equity is an important product for customers;
we want to meet the borrowing needs of qualified
consumers
Online
www.wellsfargo.com/equity
Wells Fargo
Home Mortgage
Consultants
Banking Stores
Customer
Contact
Centers
Home Equity Group – provides functional expertise:
Strategy:
sales, product and
marketing
Portfolio and
risk management
Underwriting
and fulfillment
Pricing strategy
and finance
Loss mitigation
Legal and
compliance
Community Banking 48

Home Equity portfolio credit quality
(1)
Core Portfolio
(2)
Delinquency rate decreased 14 bps,
reflecting improvement in large and
stressed residential markets such as
California and Florida
Delinquency for loans with a CLTV >100%
of 5.27% indicated that the vast majority of
customers with negative equity continued
making their payments
Liquidating Portfolio
Delinquency for loans with a CLTV>100% of
7.49% indicated that most customers, even
ones sourced through third party channels,
continued making their payments
($ in millions) 1Q10 4Q09
Core Portfolio
(2)
Outstandings $117,434 115,398
Net charge-offs $1,272 1,125
as % of avg loans 4.34% 3.90%
2+ payments past due $3,765 3,862
as % loans 3.21% 3.35%
% CLTV > 100%
(3)
34 36
% 1  lien position 18 17
Liquidating Portfolio
Outstandings $8,019 8,429
Net charge-offs $253 266
as % of avg loans 12.43% 12.16%
2+ payments past due $500 568
as % loans 6.24% 6.74%
% CLTV > 100%
(3)
68 69
% 1   lien position 3 3
Community Banking 49
(1)  Excludes purchased credit-impaired Wachovia loans. (2) Includes equity lines of credit and closed-end junior liens associated with the Pick-a-Pay portfolio totaling $1.8 billion at March 31, 2010, and $1.8 billion at December 31, 2009. (3) CLTV quarter-end based predominantly on estimated home values from automated valuation models updated through March 2010. Total loans include all open-to-buy and unused lines of credit.
st
st

Home Equity continues to work with
customers who are experiencing hardships
Helped approximately 232,000 customers since 2008 through short sales, extensions, subordinations and our own modification programs
Implemented 1st Lien Home Affordable Modification Program (HAMP) in
July 2009 and signed 2MP in March 2010
The 2MP program closely mirrors our approach to underwriting modifications; it’s easier for customers and cost efficient for us
When a customer completes a first mortgage HAMP modification, they are automatically approved for a 2nd lien modification
When we modify a home equity loan, we write it down as a “Troubled
Debt Restructuring” (TDR)
Community Banking 50

We’re open for business – our focus is on
meeting the needs of customers
(1) Legacy Wells Fargo only.
Profile of 2009 Originations
Community Banking 52
95% FICO 700+
73% combined loan-to-value <60%
Average 17 years in job
Average 12 years in home
Average number products owned with Wells Fargo – 8.2/household
(1)
Customer tenure –50% have 10+ years with Wells Fargo
(1)

2010 Key Strategies
Responsible lending
and servicing
Work to keep customers in their homes when possible
Ensure quality originations
Manage risk of existing portfolio
Profitable growth
Leverage cross-sell opportunities
Properly price portfolio for risk
Retain existing customers
“Smarter Credit” – provide education on responsible use
of credit to consumers
Customer
Experience
Continue to improve customer experience by simplifying
processes and maintaining credit discipline
In Home Equity, we’re focused on helping our
customers every day
Community Banking 52

Eastern game plan Laura Schulte President Community Banking Eastern Region May 13, 2010 © 2010 Wells Fargo & Company. All rights reserved.

With great distribution and a talented team, the
Eastern markets are a big part of our company
East Performance
1Q10
Deposits $205B
Retail Bank Household Cross-sell 4.9
Consumer Net Checking Gain 6.4%
East Distribution
1Q10
Number of Stores 2,818
Number of Team Members 28,900
Platform Banker FTE 9,370
Retail Bank Households 9.0 MM
• Eastern stores
Community Banking 54

We’ve adopted the out-local the nationals model in
the East; 21 local regional presidents in place
Regional presidents, local leaders
Community leadership,
volunteerism, and contributions
Serving as local voice
Making decisions close to the
customers
Partner with other Wells Fargo
businesses in market
Regional P&L accountability
National distribution
Broad product line
Expertise:
- Technology
- Operations
- Systems
Product group P&L accountability
Out-local
the nationals
Out-national
the locals
Community Banking 55

53%
63%
East Dec '08 East Mar '10
83%
84%
79%
East Dec '08 East Mar '10 Legacy Wells
Fargo Mar '10
9 year #1 in customer satisfaction among the largest
U.S. retail banks in the annual ACSI survey
(1)
2001-2008:  #1 Wachovia 2009:  #1 Wells Fargo (combined)
Our proud history of delivering a great customer
experience continues; improved since merger close
Eastern Community Banking
Customer loyalty
continues to improve
after the merger closed
Satisfaction with recent
visit also remains very
high post merger close
Adjusted based on estimated impact on actual historical performance resulting from changes in survey methodology (e.g. Scale) compared to 2010.
(1) ACSI: American Customer Satisfaction Index
Community Banking 56
th

Cross-sell
Sales capacity and systems
Small business product innovation
Channel innovation
Customer experience and service
Mass affluent customer strategy
Wells Fargo Dealer Services
Distribution in Eastern states
Our Eastern markets, most of Wachovia’s distribution,
have similar sales processes; it’s accelerating now
Wells Fargo
Wachovia
Cross-sell
Sales capacity and systems
Community Banking 57

Enhancing Wachovia’s sales model in the East; how
we’re better able to serve our customers’ financial needs
Daily sales
discipline
Per day solutions expectations in metrics and incentives
Daily inspection and coaching around activities and results
by leaders
Proactive/
reactive
contact
strategy
Daily appointment setting accountability
Conversion of lobby traffic via teller referrals
Lead and book of business contacts
Wachovia at Work to leverage worksite and student opportunities
Holistic
needs-based
selling
Needs assessment conducted with customer
Broad product set and partner referral disciplines
One Wells Fargo
“More people
selling”
Adding bankers to meet our customers’ needs
Teller referral expectations
Remodeling our stores to make room for more bankers
Aligned
to the
Wells Fargo
store model
Leadership model
Job family alignment
New incentive plans
Building out the team
Cultural integration
Operating processes
and systems
Opened 54 stores
(1)
(1) Total Wachovia since Dec-08.
Community Banking 58

“More people selling” – we’re growing the sales force;
more team members are satisfying customer needs
Teller contributions,
mainly through referrals
of customer needs, is up
More sales people
per store to serve
customer needs
We plan to add
platform bankers
in 2010
1Q10 2Q10 3Q10 4Q10
1Q09 1Q10
Teller contributions
per teller FTE per day
Projected platform banker
adds (cumulative)
1Q09 1Q10
Platform banker FTE
per store
Up +7%
Up 3X
Over 1,000
in 2010
Community Banking 59

1Q09 1Q10
4.6
4.8
4.9
6.0
Apr 09
East
Dec 09
East
Mar 10
East
Mar 10
Legacy
WF
“People selling more” – we’re not waiting for
conversion to earn more business from customers
Store productivity has grown nicely
as we’ve aligned to the Wells Fargo
sales and service model
Retail Banking
household cross-sell
(1)
Cross-sell is already growing,
up almost 1/3 of a product per
household in 12 months
East solutions
per store per day
Up almost 2X
in one year
Up 1/3 product
per household
(1) Wachovia household cross-sell based on Wachovia products only; legacy Wells Fargo household cross-sell based on Wells Fargo products only.
Community Banking 60

We have opportunities to expand relationships with
current customers, particularly in the East
Retail Bank household
product penetration
(2)
Legacy
Wells Fargo
Eastern
Retail Checking 91% 88%
Debit 84% 71%
Retail Savings 71% 60%
Credit Card 35% 14%
Brokerage 5% 9%
Mortgage 14% 3%
Metric
(1)
Legacy
Wells Fargo
Eastern
Retail households
Households / Store 3,614 3,211
Household Cross-sell 6.0 4.9
Households / Platform FTE 635 965
Solutions/Productivity
Platform FTE / Store 5.7 3.3
Platform FTE 18,900 9,370
(1) 1Q10.
(2) For household product penetration, legacy Wells Fargo households include only Wells Fargo products and Eastern households include only Wachovia products.
We have opportunity with our partners to cross-sell retail products to their
Eastern customer bases.
Community Banking 61

We have an experienced and engaged team committed
to helping our customers succeed financially
Role
# of team
members
Average
tenure in
years
Regional Presidents 28 21
Community Banking
Presidents
60 17
Business Banking
Managers
123 17
Community Banking
District Managers
279 13
Store Managers 2,575 10
Business Bankers 630 8
Community Banking 62

Learning from Wachovia and Integration Update Lisa Stevens Executive Vice President Regional President California May 13, 2010 © 2010 Wells Fargo & Company. All rights reserved.

It’s official! California conversion completed –
success declared
California Performance 2003 2009 With Wachovia
Deposits $70 B $114 B $136 B
Retail bank household cross-sell 4.4 6.3 6.3
Platform FTE productivity 4.67 6.09 6.06
Consumer net checking gain 3.5% 8.8% 9.3%
Total solutions (sales) 4.5 MM 11.3 MM 11.9 MM
Small business solutions 0.4 MM 1.1 MM 1.1 MM
California is an important market,
with a long history of high performance
California Distribution With Wachovia
Converting stores (Wachovia to Wells Fargo) 86 – “instant De Novos”
Number of stores
1,043
(1)
Number of team members 20,500
Platform banker FTE 8,300
Retail bank households 4.6 MM
(1) Store count as of April 2010, post-conversion of California Wachovia stores.
Community Banking 64

Mass affluent customer strategy
Wells Fargo Dealer Services
Distribution in Eastern states
As we move forward, the customer experience
continues to be critical
Cross-sell
Sales capacity and systems
Small business product innovation
Channel innovation
Wells Fargo
Wachovia
Community Banking 65
Customer experience and service

We dramatically improved the store customer
experience over the last few years
2004 2009
Customer Loyalty
is up 39% from 2004
2004 2009
Teller Wait Time
Satisfaction is up 57%
from 2004
2004 2009
Overall Welcoming
Satisfaction is up 50%
from 2004
We conduct approximately 35,000 surveys each quarter in California
+7% CAGR
+8% CAGR
+10% CAGR
Community Banking 66
California data – legacy Wells Fargo only.

Our teams have history of focus on the customer
experience; Wachovia is making us even better
Service Signal
Strategy Worksheet
Statement of Commitment
UrgenCE
Observation and Coaching
Stage Coach and Director
Needs Assessment
Welcoming Protocols
High impact
sales and
service
activities
Adopted Wachovia
service questions:
Customer Experience
Key Driver Metrics
Community Banking 67

California
Legacy
Wells Fargo
Wachovia
Loyalty 58% 61%
Satisfaction with last visit 81% 84%
Customer Experience Key Driver Metric 74% 77%
Teller Satisfaction 75% 88%
Overall Wait Time Satisfaction 78% 85%
Opportunity exists to further improve customer
satisfaction scores at Wells Fargo
Data as of 1Q10.
Community Banking 68

We’re also focused on continuing to expand
household relationships as One Wells Fargo
4.9
6.0
6.4
7.1
7.9
14-16
Wachovia Legacy Wells
Fargo
California Top Region Top District Avg. U.S.
Financial
Services
Consumer
Retail Bank Household Cross-sell
Legacy Wells Fargo only (unless noted).
Community Banking 69

Our Community Banking Model Business Overview Competitive Advantages Growth Opportunities

Community Banking
Our key competitive advantages and guiding principles
Our guiding principles
Excellence in execution
Disciplined decision making
Customer at the center of
everything we do
Develop people and leverage
talent
Protect and enhance our storied
brand
Effective resource allocation
Solid risk management
Our competitive advantages
Unparalleled coast-to-coast
distribution
Proven expertise in cross-sell
Excellence in service and
customer experience
People as a competitive
advantage
Community Banking 71

Biographies

Carrie L. Tolstedt
Senior Executive Vice President
Community Banking
Carrie Tolstedt is responsible for retail, small business and business banking at Wells
Fargo: over 119,000 team members, serving more than 20 million retail banking households and over two million small business and business banking households, through nearly 6,600 banking stores and more than 12,300 ATMs in 39 states and the
District of Columbia, Wells Fargo Phone BanksSM, and wellsfargo.com. Community
Banking serves four primary customer segments: mass market, upper mass affluent, small business and business banking. Carrie also leads the Distribution Strategies and
Services Group, Sales, Service and Development, Internet Services Group, Enterprise
Marketing, and Diversified Products, which includes the Consumer and Business Deposits
Product Groups, National Home Equity Group, Business Direct, Wells Fargo Dealer
Services, SBA Lending, Merchant Payment Services, and Business Payroll Services.
With over twenty years of financial services experience, Carrie began her career at
United Bank of Denver. In 1986, she joined Norwest Bank Nebraska. In May 1998, after leaving to work for FirstMerit Corporation (May 1995-May 1998), she rejoined Norwest
Corporation.  In December 1998, Carrie became regional president for Central California for Wells Fargo & Company after the merger of Norwest Corporation and Wells Fargo. In
2001, she was named a Group EVP, responsible for Wells Fargo’s California Community
& Border Banking Group. In mid-2002, she became head of Regional Banking which included the retail segment across Wells Fargo’s 23-state footprint, small business and business banking.  In June 2007, Carrie was named to her current role as Senior EVP
Community Banking.
She graduated from the University of Nebraska with a B.S. degree in business administration and completed the Pacific Coast Banking School, University of
Washington.
She serves on the Board of Directors of Junior Achievement of the Bay Area, Inc.
Community Banking 73

Michael R. James
Group Executive Vice President
Diversified Products Group
Mike James is Group Executive Vice President of Wells Fargo’s Diversified Products
Group.  The Diversified Products Group is made up of a group of businesses and support functions including Wells Fargo Dealer Services, which provides business banking services to auto dealers as well as auto loans and warranty services to consumers; Business Banking Support Group which supports the business banking organization in the Regional Bank, including Credit Administration; Business and
Consumer Deposit product management for the Regional Bank; Business Direct, the largest small business lender in the United States, specializing in loans less than
$100,000; the SBA Lending Group which provides government guaranteed loans to small business owners; Merchant Payment Solutions; Wells Fargo Payroll Services; the
management of the Small Business Segment  for Wells Fargo’s Regional Banking
Group and Wells Fargo’s Home Equity Group.
James started his career at Wells Fargo in 1973 and worked in a variety of positions in the bank’s San Francisco banking stores. In 1981, he was promoted to Loan Manager in the Oakland Regional Commercial Banking Office. In 1985, James moved to the Palo
Alto Regional Commercial Banking Office as manager and was promoted to Senior Vice
President in 1988. In 1990, he became head of the Business Loan Division and in
1992, he was named an Executive Vice President. He was then named head of the
Business Banking Group in 1997 and promoted to Group Executive Vice President in charge of the Diversified Products Group in 2000.
James graduated from the University of Utah with a bachelor’s degree in Finance. He is a Senior Director of the YMCA of Silicon Valley and a Director of the Bay Area
Council Economic Institute. James is also past Chairman of the United Way of  San
Mateo County. He was a founder of the California Economic Development Lending
Initiative.
Community Banking 74

Laura A. Schulte
President
Community Banking Eastern Region
Laura A. Schulte manages Wells Fargo’s community banking activities in its Eastern
Region, which includes Alabama, Connecticut, Delaware, Florida, Georgia, Maryland,
Mississippi, New Jersey, New York, North Carolina, Pennsylvania, South Carolina,
Tennessee, Virginia and Washington, D.C. and has 2,818 banking stores and 4,600 ATMs.
Prior to assuming her current position in January 2009 when Wells Fargo’s merger with
Wachovia Bank was completed, she was President of Wells Fargo’s Western Region, which includes California, Oregon, Washington, Idaho, and Alaska and had more than 1,300 banking stores.
During her 28-year career with Wells Fargo, she has held a variety of management positions including audit, credit review and finance.
In 1996, Schulte was given responsibility for all community banking activities in Northern
Nevada.  With the merger of Norwest/Wells Fargo in 1998, she assumed responsibility for the statewide combined banking organization. In 2002, she was named regional president of both the Nevada and Utah/Southwestern Wyoming banking regions and later that year was named regional president for community banking in California, Nevada and the
Mexican Border.
A native of Omaha, Nebraska, Schulte earned a bachelor’s degree in accounting from the
University of Nebraska at Lincoln, and graduated from the Stonier Graduate School of
Banking.
Schulte is involved in various community and charitable organizations. She is the Chair for
Workplace Giving Task Force with the Foundation for the Carolinas, serves on the Board of
Charlotte Center City Partners and the University of North Carolina at Charlotte.  Schulte
is also a member of the Young Presidents Organization.  Previously, Schulte served on the boards of Children’s Hospital – Los Angeles, California Chamber and United Way of Greater
Los Angeles
Community Banking 75

Lisa Stevens
Executive Vice President
Regional President California
Lisa Stevens, a 20-year company veteran, is executive vice president and regional president for California retail banking at Wells Fargo.
Appointed to her position in December 2008, she has responsibility for more than 1,040 banking stores, 3,233 ATMs and nearly 21,000 team members who serve consumers and small businesses in the state.
A California native, Stevens began her career with Wells Fargo in 1989. Prior to assuming her current position, she was Wells Fargo’s regional president for the San Francisco Bay area and the Oregon and southwest Washington markets.
Stevens is active in the non-profit community and recently chaired Wells Fargo’s record-
setting California Community Support Campaign in 2009, which raised $13.5 million in personal team member cash contributions to benefit local nonprofits. Statewide, Wells
Fargo donated $54.4 million to nonprofits in 2009. She also serves on the boards of several organizations, including the California Chamber of Commerce, the San Francisco
Opera, Partnership for LA School Advisory Board and Childrens Hospital Los Angeles.
In 2009, Stevens was one of five San Francisco Bay Area women to receive the League of
Women Voters “Women Who Could Be President” award given to women showing exemplary leadership and service to the community. She was recognized for her commitment to the community and for being an education advocate.
Stevens earned a bachelor’s degree in political science from Santa Clara University and attended American University and the Pacific Coast Banking School.
Community Banking 76

Technology as a Competitive Advantage Avid Modjtabai EVP, Head of Technology and Operations May 13, 2010 © 2010 Wells Fargo Bank & Company, N.A. All rights reserved.

Technology and Operations 1 Our priorities Integration Serving Customers Driving Efficiencies

Technology and Operations 2
Disciplined integration approach
Integration on Track:
Converted key overlapping markets –
CA, NV, AZ, IL, CO
Converted products and services
including Credit Card, Mortgage, SBA
portfolios
Consolidating on to best assets and
applications, while expanding
customer base, geographic reach, and
functionality:
– 3 tier 4 data centers (from 7)
– 10 regional data centers (from 13)
– 130 processing sites (from 212)
– 3,000 applications (from 4,000)
– Carrier class network
Guiding Principles:
“Best of breed” assets
and applications
Experienced, blended
team (50% WF, 50%
WB)
Do it right for
customers and team
members

Technology and Operations 3
Serving Customers
Technology enables our
business model...
Anytime, Anywhere
Service Excellence
Customized and Personalized
Real Time
Cross-Sell
One Wells Fargo
And, great customer experiences
Convenient to do business –
whenever, wherever
Full access to products in all
channels and geographies
One-stop shopping for all
financial needs
High touch, full relationship
servicing
“You know me” personalized
services
Seamless integration across
products and channels
From days to minutes to seconds

1,218
1,008
795
708
590
2005
2006
2007
2008
2009

48.3
28.9
17.0
2.7
2006 (Pilot)
2007
2008
2009

Technology and Operations 4

1st to launch web-enabled ATMs
Led industry in adoption of
Envelope-free ATMs
1st to offer ATM eReceipts
InfoWorld’s Top 10 (for ATM
technology innovation)
1   to offer Internet Banking,
Integrated Online Brokerage
Awarded #1 Web Site for
Technology Innovation (2009)
Awarded Most Innovative Feature:
My Spending Report (2009)
Anytime, anywhere
Online ATM
Envelope-free Deposits (MMs) wellsfargo.com Sessions (MMs)
st

Technology and Operations 5
1  to offer consumer/small
business text and browser mobile
1  to launch commercial customer
mobile service
Launched WF iPhone App, including
GPS-enabled ATM search
1   comprehensive online portal for
commercial banking customers
1  Desktop Deposit
®
product for
commercial/business customers
Awarded Most Innovative Product:
Foreign Exchange Online (2009)
Anytime, anywhere
Commercial Electronic Office
®
Mobile
90-day Active Users (MMs) Active Users (000s)
2Q09 3Q09 4Q09 1Q10 2006 2007 2008 2009
st
st st
st

Wholesale Banking

store portal

Wells Fargo Client Link

Technology and Operations 6
Service excellence
Integrated portals for customer-facing
team members:
Full customer view across relationships
Real-time, cross-channel communication and alerts
Custom functionality and information, by region and
job function
Uniform scripting for consistency
Easy access to policy and procedure for all products
and services
Store Portal
iCEO
Client Link

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Technology and Operations 7
Bundle of related products and features
centered on checking account
Relationship pricing
Single application
Cross-sell
Offers based on customers’ needs
Coordinated across all channels
“Intelligent” offers learn from customers
Target Offers
Checking Packages

MyATM® Shortcuts
what you do most®
Get Cash
$40.00
CHECKING x-1249
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CHECKING x-1249
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$80.00
CHECKING x-1249
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Technology and Operations 8
“MyATM Shortcuts” learns customer’s
top three ATM transactions
Remembers language preference
Remembers receipt type (e-mail and
check image receipts options)
Pre-fill customer information
Minimum clicks – streamline account
applications for existing customers
Increased booking rates by over 30%
over long form applications
Customized and personalized
Envelope-free ATMs
Pre-filled applications

MY ACCOUNTS
CHOOSE MORE REWARDS
Checking, Savings, and Money Market Accounts
Investment and Retirement Accounts
Customer Service

Get Cash $40.00 CHECKING x 1249
View Balances CHECKING x 1249
Get Cash $60.00 CHECKING x 1249
Return Card
Get Cash
Get Balances & Statements
Buy Stamps
Deposit
Transfer or Make a Payment
More Choices
With free* Text Banking, you can get balances, find ATMs, and more directly from your mobile phone.
Press here to enroll

My Spending Report and Budget Watch

Technology and Operations 9
Fully integrated banking and brokerage experience
Servicing in all 8,000 retail and brokerage stores
Robust capabilities at 12,000+ ATMs and online
Aggregated spending report across all WF products
Automatically categorizes spending from all products
Budgetwatch monitoring/alerts/reporting
One Wells Fargo
Command Account
Mobile Text banking enrollment at the ATM
Customer may update mobile number on the spot
No online banking enrollment required
Mobile Enrollment
My Spending Report

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Technology and Operations 10
Real Time
Business customers use desktop scanner
to deposit checks from anywhere
Fully integrated with CEO portal and
business online banking
Faster funds availability
Desktop Deposit
Instant credit card transaction
SMS alerts
Customers select transaction types
Mobile numbers for notification
pre-populated from profile information
Rapid Alert

Integrated front-end systems
Shared Middleware Services
Single Systems of Record
Customer-Centric Data

- Leverages **common information** to provide **tailored** interfaces for each channel (e.g. teller, broker, customers)
- **Faster deployment** of functionality across channels

- **Reusable services** deployed consistently across channels
- **Integrates functionality** across channels

- **One System of Record** for each product category (e.g. cards, home equity, deposits) enables a **seamless experience** across channels, geographies, and products

- **Single view** of entire customer relationship
- Cross-system **data quality** management
- **Front-line access** to full customer view
- **Cross segment, product, channel** data analytics

Technology and Operations 11 How our technology serves customers

Technology and Operations 12
Highly efficient infrastructure
Reduced 27k metric tons of carbon emissions through
2009 data center energy efficiency initiatives
2018 Goal: Reduce enterprise carbon footprint by 20%
Improve Energy
Management
“Right-tiering” infrastructure (e.g. processing and storage)
Increased server and storage utilization
Optimize
Infrastructure
Just-in-time, lean server provisioning
Consolidated and rationalized transportation network
Streamline
Processes
Standard server configurations
Consolidated assets (LANs, storage, etc.)
Standardize
Offerings
Leading online statements offerings and penetration
Image enabled workflows (check image exchange,
distributed capture, document/image store and retrieval)
Paper to
Electronic

Technology and Operations 13
Benefits from scale
Technology Unit Costs CAGR (2008-2010 YTD)
Operations Unit Costs
End-user computing
Mainframe
Distributed systems
Data networks
Storage
(4%)
(16%)
(21%)
(27%)
(28%)
Items processing
ATM operations
Cash vault
Wire transfers
Lockbox
Transportation
Retail deposits
(3%)
(4%)
(5%)
(7%)
(8%)
(9%)
(11%)
CAGR (2008-2010 YTD)

Technology and Operations 14 In summary Integration on track Executing where it counts for our customers Continued efficiencies from infrastructure investments and merger synergies

Technology and Operations 15 Biography

Technology and Operations 16
Avid Modjtabai
EVP and Head of Technology and Operations
Avid Modjtabai is Executive Vice President, Technology and Operations, for Wells
Fargo & Company. Since March 2007, she has led the Technology Information
Group as Chief Information Officer with responsibility for most of the core technology activities of the Company including computing services, connectivity services, application development, information security, business continuity planning, enterprise business services and information management, enterprise architecture, monitoring, change control and problem management. In January
2009, she was also appointed to lead the Company’s Operations Group, with responsibility for check processing, statement processing, ATM operations, ACH and wires, fraud disputes, cash vaults, lockbox, safe-deposit processing, armored logistics, accounting support for retail stores and deposit document retention. A
17-year veteran of Wells Fargo, Modjtabai has served  in a number of leadership roles, most recently as the Director of Human Resources. Prior to serving as
Director of Human Resources, Modjtabai was Executive Vice President and  head of the Internet Services Group, where she helped Wells Fargo become the leading provider of online financial services through managing Consumer, Investment and
Small Business Internet Services.
She was named as one of the “Most Powerful Women in Banking” and one of  the
“Top 25 Women to Watch” by U.S. Banker, one of the “100 Most Influential
Women in Bay Area Business” by the San Francisco Business Times and one of the
“The Innovators” by Bank Technology News. As an active member of the community, she serves on the board of trustees for the Committee for Economic
Development and the Branson School. She received a B.S. in industrial engineering from Stanford University and an MBA in finance from Columbia
University.